Filed Pursuant to Rule 424(b)(2)
Registration No. 333-194030

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.125% Second Priority Senior Secured Notes due 2023 of Berry Plastics Corporation	$700,000,000	100%	$700,000,000	$81,340

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 5, 2014

$700,000,000

Berry Plastics Corporation

a wholly owned subsidiary of

Berry Plastics Group, Inc.

5.125% Second Priority Senior Secured Notes due 2023

Berry Plastics Corporation (“BPC”), a wholly owned subsidiary of Berry Plastics Group, Inc. (“Berry”) is offering $700,000,000 aggregate principal amount of 5.125% Second Priority Senior Secured Notes due 2023 (the “Notes”). Interest on the Notes will be payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing on January 15, 2016. The Notes will mature on July 15, 2023.

Concurrently with this offering, and pursuant to an offer to purchase dated May 21, 2015, BPC is conducting a tender offer to purchase for cash any and all of its outstanding 9.75% Second Priority Senior Secured Notes due 2021 (the “2021 Notes”) issued under the Indenture dated as of November 19, 2010 (as supplemented, the “2021 Notes Indenture”), of which $800 million aggregate principal amount is currently outstanding. BPC expects to use the proceeds of this offering, together with existing liquidity, to fund the repurchase of the 2021 Notes pursuant to the tender offer or subsequent redemption of the 2021 Notes and to pay related fees and expenses, including the tender premium, underwriting fees and other costs of this offering and the repurchase or redemption of the 2021 Notes.

The Notes and the guarantees thereof will be the unsubordinated obligations of BPC and the guarantors. The Notes and the guarantees by existing and future subsidiary guarantors will be secured by a second priority security interest in substantially all of the assets of BPC and the existing and future subsidiary guarantors that guarantee its obligations under its senior secured credit facilities, subject to certain specified exceptions and permitted liens, and will rank equally in right of payment to all of BPC’s and such guarantors’ existing and future unsubordinated indebtedness. Berry’s guarantee of the Notes will be unsecured. The right of holders of the Notes to receive proceeds of the collateral will be contractually junior to the rights of holders of any of BPC’s indebtedness constituting first priority lien obligations, including holders of BPC’s obligations under its senior secured credit facilities, and will be contractually equal to the rights of holders of BPC’s existing second priority senior secured notes.

BPC may redeem the Notes, in whole or in part, at any time on or after July 15, 2018 at the redemption prices specified in “Description of Second Priority Notes—Optional Redemption,” plus accrued and unpaid interest to the redemption date. Prior to July 15, 2018, BPC may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest, if any, to the redemption date plus the “applicable premium” described in this prospectus supplement. Additionally, on or prior to July 15, 2018, BPC may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of specified equity offerings at the redemption price specified in “Description of Second Priority Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Investing in the Notes involves risks. See the risks that are described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement, beginning on page 3 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Company (before expenses)
Per Note	100.0%	0.875%	99.125%
Total	$700,000,000	6,125,000	693,875,000

Delivery of the Notes in book-entry form through the facilities of The Depository Trust Company will be made to purchasers on or about June 5, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Citigroup	Barclays	BofA Merrill Lynch
Deutsche Bank Securities	Goldman, Sachs & Co.	Wells Fargo Securities

Co-Managers

BMO Capital Markets	Credit Suisse	J.P. Morgan	US Bancorp

The date of this prospectus supplement is May 21, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and any free writing prospectus with respect to the offering filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriter has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to the offering filed with the SEC and the documents incorporated by reference is accurate only as of their respective dates regardless of its time of delivery or the time of any sales of the Notes. Our business, financial condition, results of operations or cash flows may have changed since the date of this prospectus supplement.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we or the selling stockholders may offer from time to time, some of which may not apply to the Notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

As used in this prospectus supplement, “Berry” means Berry Plastics Group, Inc., “BPC” means Berry Plastics Corporation, and the “Company,” “we,” “our” and “us” mean Berry and its subsidiaries (including BPC) on a consolidated basis.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, as amended by Amendment No. 1 thereto, with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference in this prospectus supplement the documents listed below and any future filings that Berry makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File Number 001-35672) prior to the termination of the offering of securities under this prospectus supplement (excluding information deemed to be furnished and not filed with the SEC), which shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing thereof:

•	Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 (as amended by Form 10-K/A filed with the SEC on February 2, 2015);

•

The information responsive to Part III of Form 10-K for the fiscal year ended September 27, 2014 provided in Berry’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on January 26, 2015;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2015 and December 27, 2014, filed with the SEC on May 5, 2015 and January 30, 2015, respectively; and

•

Current Reports on Form 8-K filed October 6, 2014, November 19, 2014, November 21, 2014 (excluding Item 2.02 and related Exhibit 99.1), January 8, 2015, January 30, 2015 (excluding Item 2.02 and related Exhibit 99.1), March 10, 2015, May 1, 2015 (excluding Item 2.02, related Exhibit 99.1), May 14, 2015 (as amended by Form 8-K/A filed with the SEC on May 20, 2015) and May 21, 2015.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request copies by writing or telephoning us at the following:

Berry Plastics Group, Inc.

101 Oakley Street

Evansville, IN 47710

Attention: General Counsel

(812) 424-2904

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INDUSTRY AND MARKET DATA

This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted Free Cash Flow, as presented in this prospectus supplement, are supplemental financial measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP financial measures and should not be considered as an alternative to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. We define “Adjusted EBITDA” as operating income before depreciation, amortization, and certain restructuring and business optimization charges and as adjusted for unrealized cost reductions and acquired businesses, including unrealized synergies, which are more particularly defined in our credit documents and the indentures governing our notes. Adjusted EBITDA is used by our lenders for debt covenant compliance purposes and by our management as one of several measures to evaluate management performance. While the determination of appropriate adjustments in the calculation of Adjusted EBITDA is subject to interpretation under the terms of the Credit Facility, management believes the adjustments described above are in accordance with the covenants in the Credit Facility. Adjusted EBITDA eliminates certain charges that we believe do not reflect operations and underlying operational performance. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA has important limitations, including that (1) Adjusted EBITDA does not represent funds available for dividends, reinvestment or other discretionary uses, or account for one-time expenses and charges; (2) Adjusted EBITDA does not reflect cash outlays for capital expenditures or contractual commitments; (3) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital; (4) Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on indebtedness; (5) Adjusted EBITDA does not reflect income tax expense or the cash necessary to pay income taxes; (6) Adjusted EBITDA excludes depreciation and amortization and, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and (7) Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

We define “Adjusted Free Cash Flow” as cash flow from operating activities less additions to property, plant and equipment and payments of the tax receivable agreement. We use Adjusted Free Cash Flow as a measure of liquidity because it assists us in assessing our company’s ability to fund its growth through its

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generation of cash. We believe Adjusted Free Cash Flow is useful to an investor in evaluating our liquidity because Adjusted Free Cash Flow and similar measures are widely used by investors, securities analysts and other interested parties in our industry to measure a company’s liquidity without regard to revenue and expense recognition, which can vary depending upon accounting methods. Although we use Adjusted Free Cash Flow as a liquidity measure to assess our ability to generate cash, the use of Adjusted Free Cash Flow has important limitations, including that: (1) Adjusted Free Cash Flow does not reflect the cash requirements necessary to service principal payments on our indebtedness; and (2) Adjusted Free Cash Flow removes the impact of accrual basis accounting on asset accounts and non-debt liability accounts.

These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA and Adjusted Free Cash Flow alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains, and the accompanying prospectus and any free writing prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus supplement may contain, “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on, and speak only as of, the date of the applicable document in which they are contained.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, as well as documents incorporated by reference into this prospectus supplement or the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, including, without limitation, in conjunction with the forward-looking statements included in this prospectus supplement. All forward-looking information in this prospectus supplement, and the accompanying prospectus and any free writing prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus supplement, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis;

•	performance of our business and future operating results;

•	risks related to our acquisition strategy and integration of acquired businesses;

•	reliance on unpatented know-how and trade secrets;

•	increases in the cost of compliance with laws and regulations, including environmental, safety, production and product laws and regulations;

•	risks related to disruptions in the overall economy and the financial markets that may adversely impact our business;

•	catastrophic loss of one of our key manufacturing facilities, natural disasters and other unplanned business interruptions;

•	risks of competition, including foreign competition, in our existing and future markets;

•	general business and economic conditions, particularly an economic downturn;

•	the ability of our insurance to cover fully our potential exposures;

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•	risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; and

•	the other factors discussed in the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and any free writing prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the documents we incorporate by reference and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the “Risk Factors” section and our consolidated financial statements and notes to those statements, before making an investment decision.

Our Company

We are a leading provider of value-added plastic consumer packaging and engineered materials with a track record of delivering high-quality customized solutions to our customers. Representative examples of our products include drink cups, thin-wall containers, bottles, specialty closures, prescription vials, specialty films, adhesives, and corrosion protection materials. We sell our solutions predominantly into consumer-oriented end-markets, such as food and beverage, healthcare and personal care.

We believe that we have created one of the largest product libraries in our industry, allowing us to be a comprehensive solution provider to our customers, which consist of a diverse mix of leading global, national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with our brand. In fiscal 2014, no single customer represented more than approximately 2% of Berry Group’s net sales and its top ten customers represented approximately 17% of net sales. We believe our manufacturing processes and ability to leverage our scale to reduce expenses on items, such as raw materials, position us as a low-cost manufacturer relative to our competitors. We organize our business into four operating divisions: Rigid Open Top, Rigid Closed Top, Engineered Materials and Flexible Packaging. Additional financial information about our business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements,” each of which is incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 (as amended by Form 10-K/A filed with the SEC on February 2, 2015), and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2015 and December 27, 2014, filed with the SEC on May 5, 2015 and January 30, 2015, respectively.

Berry was incorporated in Delaware on November 18, 2005. BPC, a wholly owned subsidiary of Berry, was incorporated in Delaware on December 11, 1990. The principal executive offices of Berry and BPC are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. We also maintain an Internet site at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

The Guarantors

The following direct and indirect subsidiaries of BPC will, along with Berry, be the guarantors of the Notes:

•      AeroCon, LLC

•      Berry Plastics IK, LLC

•      Berry Plastics Acquisition Corporation V

•      Berry Plastics Acquisition Corporation IX

•      Berry Plastics Acquisition LLC X

•      Berry Plastics Acquisition Corporation XI

•      Berry Plastics Acquisition Corporation XII

•      Berry Plastics Acquisition Corporation XIII

•      Berry Plastics Acquisition Corporation XV, LLC

•      Berry Plastics Design, LLC

•      Berry Plastics Filmco, Inc.

•      Berry Plastics Opco, Inc.

•      Berry Plastics SP, Inc.

•      Berry Plastics Technical Services, Inc.

•      Berry Sterling Corporation

•      BPRex Brazil Holding Inc.

•      BPRex Closure Systems, LLC

•      BPRex Closures Kentucky Inc.

•      BPRex Closures, LLC

•      BPRex Delta Inc.

•      BPRex Healthcare Brookville Inc.

•      BPRex Healthcare Packaging Inc.

•      BPRex Plastic Packaging Inc.

•      BPRex Plastic Services Company Inc.

•      BPRex Product Design and Engineering Inc.

•      BPRex Specialty Products Puerto Rico Inc.

•      Caplas LLC

•      Caplas Neptune, LLC

•      Captive Plastics Holdings, LLC

•      Captive Plastics, LLC

•      Cardinal Packaging, Inc.

•      Covalence Specialty Adhesives LLC

•      Covalence Specialty Coatings LLC

•      CPI Holding Corporation

•      Grafco Industries Limited Partnership

•      Kerr Group, LLC

•      Knight Plastics, LLC

•      Packerware, LLC

•      Pescor, Inc.

•      Pliant Corporation International

•      Pliant, LLC

•      Poly-Seal, LLC

•      Prime Label & Screen Incorporated

•      Rollpak Corporation

•      Saffron Acquisition, LLC

•      Setco, LLC

•      Sun Coast Industries, LLC

•      Uniplast Holdings, LLC

•      Uniplast U.S., Inc.

•      Venture Packaging Midwest, Inc.

•      Venture Packaging, Inc.

•      Seal for Life Industries, LLC

Recent Development

Amended and Restated Revolving Credit Agreement

On May 14, 2015, we amended the credit agreement relating to BPC’s existing $650 million secured, revolving credit facility to extend the maturity date of the revolving credit facility to May 14, 2020 (subject to certain conditions) and to reduce interest margins and certain commitment fees.

Tender Offer

On May 21, 2015, BPC commenced an offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 9.75% Second Priority Senior Secured Notes due 2021 (the “2021 Notes”) issued under the Indenture dated as of November 19, 2010 (as supplemented, the “2021 Notes Indenture”). In conjunction with the Tender Offer, BPC is also soliciting consents (the “Consent Solicitation”) from holders of the 2021 Notes to certain proposed amendments to the 2021 Notes Indenture to eliminate substantially all of the restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions contained in the 2021 Notes Indenture. BPC intends to fund the Tender Offer and Consent Solicitation with the net proceeds from this offering, together with existing liquidity.

As of the date of this prospectus supplement, there was $800 million aggregate principal amount of 2021 Notes outstanding. Each holder who validly tenders its 2021 Notes and consents in the Consent Solicitation prior to June 4, 2015 (the “Consent Date”), will receive, promptly after such 2021 Notes are accepted for purchase pursuant to the Tender Offer, total consideration of $1,102.50 per $1,000 principal amount of 2021 Notes, which includes $1,072.50 as the tender offer consideration and $30.00 as a consent payment. Each holder who validly tenders its 2021 Notes after the Consent Date but before the close of the Tender Offer will receive, promptly after such 2021 Notes are accepted for purchase pursuant to the Tender Offer, the tender offer consideration of $1,072.50 per $1,000 principal amount of 2021 Notes, but no consent payment. The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on June 18, 2015 (the “Expiration Date”), unless extended or earlier terminated.

The Tender Offer and Consent Solicitation are being made on the terms and subject to the conditions described in the offer to purchase, dated May 21, 2015, relating to the Tender Offer (the “Offer to Purchase and Consent Solicitation”). The Tender Offer is conditioned upon the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase and Consent Solicitation, including the issuance of new debt in an amount to permit the closing of the Tender Offer, Consent Solicitation and related transactions (unless waived). The Tender Offer is being made solely pursuant to, and is governed by, the Offer to Purchase and Consent Solicitation. We cannot assure you that the Tender Offer will be consummated in accordance with the terms described in the Offer to Purchase and Consent Solicitation, or at all, or that a significant principal amount of the 2021 Notes will be tendered and purchased in the Tender Offer. This offering is not conditioned upon completion of the Tender Offer. Nothing contained in this prospectus supplement should be construed as an offer to purchase any 2021 Notes, as the Tender Offer is being made only to the recipients of the Offer to Purchase and Consent Solicitation, upon the terms and subject to the conditions set forth therein. We expect to redeem any 2021 Notes not tendered to us and simultaneously discharge the indenture governing the 2021 Notes.

SUMMARY HISTORICAL FINANCIAL DATA

The following table sets forth certain historical financial data for Berry Plastics Group, Inc. This information should be read in conjunction with, and is qualified by reference to, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated financial statements of Berry Plastics Group, Inc. and their notes included in Berry’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 (as amended by Form 10-K/A filed with the SEC on February 2, 2015) and incorporated by reference herein, and Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015, filed with the SEC on May 5, 2015 and incorporated by reference herein, as well as the other financial information included in this prospectus supplement and the accompanying prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

We derived the consolidated statement of operations data for fiscal 2014 as well as the consolidated balance sheet data at September 27, 2014 from Berry’s audited consolidated financial statements included in Berry’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 and incorporated by reference herein. We derived the unaudited consolidated statement of operations data for the two quarterly periods ended March 28, 2015 and March 29, 2014, as well as the unaudited consolidated balance sheet data at March 28, 2015 from Berry’s unaudited interim consolidated financial statements included in Berry’s Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015, filed with the SEC on May 5, 2015 and incorporated by reference herein. We derived the unaudited interim consolidated balance sheet data at March 29, 2014 from Berry’s unaudited interim consolidated financial statements not included in this prospectus supplement or the accompanying prospectus. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth in those statements. Berry’s historical results are not necessarily indicative of results to be expected in any future period, and results for the quarterly periods are not necessarily indicative of results to be expected for the full year.

	Unaudited		Audited
($ in millions)	Two Quarterly periods ended March 28, 2015	Two Quarterly periods ended March 29, 2014	Year ended September 27, 2014
Statement of Operations Data:
Net sales	$2,444	$2,350	$4,958
Cost of sales	2,037	1,987	4,190
Operating expenses	227	223	452

Operating income	180	140	316
Other expenses	—	1	28
Interest expense, net	105	112	221

Income before income taxes	75	27	67
Income tax expense	24	9	4
Net income attributed to non-controlling interests	—	—	1

Net income attributed to the company	$51	$18	$62

Comprehensive income	$3	$16	$37

	Unaudited		Audited
($ in millions)	Two Quarterly periods ended March 28, 2015	Two Quarterly periods ended March 29, 2014	Year ended September 27, 2014
Balance Sheet Data (at period end):
Working capital(1)	$758	$684	$665
Total assets	5,214	5,367	5,268
Long-term debt, less current portion	3,767	3,866	3,860
Stockholders’ equity (deficit)	(86)	(147)	(114)
Other Financial Data:
Capital expenditures, net	66	113	196
Depreciation and amortization	176	170	358

(1)	Represents total current assets less total current liabilities.

	Unaudited		Audited
($ in millions)	Quarterly period ended March 28, 2015	Quarterly period ended March 29, 2014	Year ended September 27, 2014
Adjustments to reconcile Operating income to Adjusted EBITDA:
Adjusted EBITDA	$210	$197	$830
Depreciation and amortization	(85)	(85)	(358)
Business optimization and other expense(1)	(10)	(26)	(81)
Restructuring and impairment(2)	(3)	(3)	(30)
Pro forma acquisitions	—	(1)	(18)
Unrealized cost savings(3)	—	(5)	(27)

Operating Income	$112	$77	$316

(1)	Business optimization expenses consist of expenses related to transaction and merger costs associated with the acquisitions, mergers, plant rationalizations, and miscellaneous product launches and other one-time costs.
(2)	Restructuring and impairment charges relate to decisions to shut down various manufacturing facilities. The costs consist of severance and termination benefits, facility exit costs, non-cash impairment charges and other costs.
(3)	Represents process improvements, plant network optimization, procurement and selling general and administrative cost savings associated with the acquisitions and mergers and cost reduction programs for entire company.

Ratio of Earnings to Fixed Charges

The following table shows the ratios of earnings to fixed charges of Berry for the periods indicated.

	Year Ended					Two Quarterly Periods Ended
	September 27, 2014	September 28, 2013	September 29, 2012	October 1, 2011	October 2, 2010	March 28, 2015	March 29, 2014
Ratio	1.2	1.3	1.0	0.0	0.5	1.6	1.2

Pro Forma Ratio of Earnings to Fixed Charges

The pro forma ratio of earnings to fixed charges for the fiscal year ended September 27, 2014 and for the two quarterly periods ended March 28, 2015 for the issuance of the notes offered hereby and contemplated use of proceeds as described in the Use of Proceeds section below is 1.5 and 1.9, respectively.

THE OFFERING

Issuer	Berry Plastics Corporation.

Notes Offered	$700,000,000 aggregate principal amount 5.125% Second Priority Senior Secured Notes due 2023.

Maturity Date	The Notes will mature on July 15, 2023.

Interest	The Notes will bear interest from June 5, 2015 at a rate of 5.125% per annum, payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing January 15, 2016.

Guarantees	The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by Berry and on a second priority senior secured basis by each of BPC’s existing and future direct or indirect domestic subsidiaries that guarantees BPC’s senior secured credit facilities. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Notes. See “Description of Second Priority Notes—Subsidiary Guarantees and Parent Guarantee.”

Collateral	The Notes will be secured by liens (subject to certain exceptions and permitted liens) on all of BPC’s and the subsidiary guarantors’ property and assets that secure BPC’s senior secured credit facilities, which exclude (i) any property or assets owned by any subsidiaries of the Issuer that are not subsidiary guarantors (including foreign subsidiaries and qualified CFC holding companies), (ii) any license, contract or agreement of BPC or any of the subsidiary guarantors, if and only for so long as the grant of a security interest under the security documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract or agreement, (iii) any equity securities or other equity interests of any of BPC’s subsidiaries, (iv) any vehicle covered by a certificate of title or ownership, (v) any deposit accounts, securities accounts or cash, (vi) any real property held by BPC or any of its subsidiaries under a lease and (vii) certain other limited exceptions described in the security documents. While the collateral securing BPC’s senior secured credit facilities includes the equity interests of substantially all of our domestic subsidiaries and “first-tier” foreign subsidiaries and certain accounts and cash as described in BPC’s revolving credit facility, the collateral securing the Notes will not include securities and other equity interests of our subsidiaries or such accounts or cash.

Berry will not pledge the stock of BPC as security for the Notes or grant any other liens on Berry’s assets.

You should read “Description of Second Priority Notes—Security for the Second Priority Notes” for a more complete description of the security granted to the holders of the Notes.

The value of collateral securing the Notes at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of Notes if collateral is disposed of in a transaction that complies with the applicable indenture, security documents and intercreditor agreement or agreements. In the event of a liquidation of the collateral, the proceeds may not be sufficient to satisfy the obligations under the Notes and any other indebtedness secured on a senior or pari passu basis thereto. See “Risk Factors—Risks Related to the Notes—It may be difficult to realize the value of the collateral securing the Notes.”

Intercreditor Agreement	The collateral agent for the trustee and the holders of the Notes, and the trustee in respect of the Notes, will become parties to an intercreditor agreement among the trustees under the indenture governing our existing second priority senior secured notes, and the collateral agents and the administrative agents under the senior secured credit facilities as to the relative priorities of their respective security interests in the assets securing BPC’s and the guarantors’ obligations under the Notes, our existing second priority senior secured notes and BPC’s senior secured credit facilities and certain other matters relating to the administration of security interests. The terms of such intercreditor agreement are set forth under “Description of Second Priority Notes—Security for the Second Priority Notes.”

Optional Redemption	Prior to July 15, 2018, BPC may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest and additional interest, if any, to the redemption date plus the “applicable premium.” On or after July 15, 2018, BPC may redeem some or all of the Notes at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest and additional interest, if any, to the redemption date. See “Description of Second Priority Notes—Optional Redemption.” Additionally, on or prior to July 15, 2018, BPC may redeem up to 40% of the aggregate principal amount of Notes with the net proceeds of specified equity offerings at the redemption price specified in “Description of Second Priority Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Change of Control	If a change of control occurs, BPC must give holders of the Notes an opportunity to sell to it their Notes at a purchase price of 101% of the principal amount of such Notes, plus accrued and unpaid interest to the date of purchase. The term “Change of Control” for of the Notes is defined under “Description of Second Priority Notes—Change of Control.”

Ranking	The Notes and the subsidiary guarantees will constitute BPC’s and the subsidiary guarantors’ unsubordinated secured debt. Subject to the contractual arrangements described above under “Collateral” and “Intercreditor Agreements,” they will rank:

•	equally in right of payment with all of BPC’s and the subsidiary guarantors’ existing and future unsubordinated debt;

•	senior to all of BPC’s and the subsidiary guarantors’ existing and future debt that is subordinated in right of payment to the Notes;

•

effectively subordinated to all of BPC’s and the subsidiary guarantors’ existing and future first priority secured debt, including the borrowings under BPC’s senior secured credit facilities, to the extent of the collateral securing such debt;

•	effectively junior in right of payment to all existing and future indebtedness and other liabilities of any subsidiary that is not a guarantor of the Notes.

The guarantee by Berry will constitute Berry’s unsubordinated debt. It will rank:

•	equally in right of payment with all of Berry’s existing and future unsubordinated debt;

•	senior to all of Berry’s existing and future debt that is subordinated in right of payment to such guarantee;

•	effectively subordinated to all of Berry’s future secured debt; and

•	effectively junior in right of payment to all existing and future indebtedness and other liabilities of any subsidiary that is not the issuer of, or a guarantor of, the Notes.

As of March 28, 2015, after giving effect to the issuance of the Notes and the use of proceeds therefrom, BPC and its subsidiaries would have had outstanding on a consolidated basis:

•

$2,630 million of secured unsubordinated indebtedness constituting first priority lien obligations, primarily consisting of the term loans and revolving loans under BPC’s senior secured credit facilities. In addition, as of such date we would have had over $400 million of availability under our revolving credit facility.

•

$1,200 million of secured unsubordinated indebtedness constituting second priority lien obligations, consisting of the existing second priority senior secured notes (other than the 2021 Notes) and the Notes.

As of March 28, 2015, BPC’s non-guarantor subsidiaries had aggregate liabilities of $97 million.

Restrictive Covenants	The indenture governing the Notes will contain covenants that limit the ability of BPC and certain of its subsidiaries (but not Berry), from and after the Issue Date, to:

•	incur or guarantee additional indebtedness;

•	pay dividends and make other restricted payments;

•	create restrictions on the payment of dividends or other distributions to BPC from its restricted subsidiaries;

•	create or incur certain liens;

•	make certain investments;

•	engage in transactions with affiliates;

•	engage in sales of assets and subsidiary stock; and

•	transfer all or substantially all of BPC’s assets or enter into merger or consolidation transactions.

These covenants are subject to a number of important limitations and exceptions as described under “Description of Second Priority Notes—Certain Covenants.” At BPC’s election, certain covenants will cease to apply to the Notes at all times after the Notes have investment grade ratings from both Moody’s and S&P; provided that no event of default has occurred and is continuing. Similarly, the “Change of Control” covenant will be suspended with respect to the Notes during all periods when the Notes have investment grade ratings from Moody’s and S&P; provided that no default has occurred and is continuing.

Berry will not be subject to any of the restrictive covenants contained in the indenture governing the Notes.

Use of Proceeds	We intend to use the proceeds of this offering and existing liquidity at closing to fund the repurchase or redemption of $800 million principal amount of BPC’s 2021 Notes issued under the 2021 Notes Indenture, and to pay related fees and expenses, including the tender premium, underwriting fees and other costs of this offering and the repurchase or redemption of the 2021 Notes. See “Use of Proceeds” and “Capitalization.”

The Tender Offer is conditioned upon the satisfaction or waiver of various conditions. We cannot assure you that the Tender Offer will be consummated in accordance with the terms of the related Offer to Purchase and Consent Solicitation, or at all, or that a significant principal amount of the 2021 Notes will be tendered and purchased in the Tender Offer. The Tender Offer is not being made pursuant to this prospectus supplement or the accompanying prospectus. This offering is not conditioned upon the consummation of the Tender Offer. We expect to redeem any 2021 Notes not tendered to us and simultaneously discharge the indenture governing the 2021 Notes.

Conflicts of Interest

More than 5% of the net proceeds of this offering will be received by an affiliate of Goldman, Sachs & Co. as the holder of a portion of our 2021 Notes. Accordingly, the underwriting agreement provides for this offering to be made in compliance with the applicable provisions of FINRA Rule 5121 that require a “qualified independent underwriter,” or “QIU,” to participate in the preparation of this prospectus and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has agreed to serve in that capacity and perform due diligence investigations and review and participate in the preparation of this prospectus supplement and prospectus. We have agreed, subject to certain terms and conditions, to indemnify Citigroup Global Markets Inc. against certain liability incurred in connection with it acting as QIU in this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

No Prior Market	The Notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained. We do not intend to apply for a listing or quotation of the notes on any securities exchange or any automated dealer quotation system.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-13 of this prospectus supplement and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in the Notes.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents Berry Plastics Group, Inc.’s selected historical consolidated financial data. This information should be read in conjunction with, and is qualified by reference to, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated financial statements of Berry Plastics Group, Inc. and their notes included in Berry’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 (as amended by Form 10-K/A filed with the SEC on February 2, 2015) and incorporated by reference herein, as well as the other financial information included in this prospectus supplement and the accompanying prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We derived the consolidated statement of operations data for fiscal 2012, 2013 and 2014 as well as the consolidated balance sheet data at September 27, 2014 and September 28, 2013 from Berry’s audited consolidated financial statements included in Berry’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 (as amended by Form 10-K/A filed with the SEC on February 2, 2015) and incorporated by reference herein. We derived the audited consolidated statement of operations data for fiscal 2011 and 2012 as well as the audited consolidated balance sheet data at September 29, 2012, October 1, 2011 and October 2, 2010 from Berry’s audited consolidated financial statements not included in this prospectus supplement or the accompanying prospectus. We derived the unaudited consolidated statement of operations data for the two quarterly periods ended March 28, 2015 and March 29, 2014, as well as the unaudited consolidated balance sheet data at March 28, 2015 from Berry’s unaudited interim consolidated financial statements included in Berry’s Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015, filed with the SEC on May 5, 2015 and incorporated by reference herein. We derived the unaudited interim consolidated balance sheet data at March 29, 2014 from Berry’s unaudited interim consolidated financial statements not included in this prospectus supplement or the accompanying prospectus. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth in those statements. Berry’s historical results are not necessarily indicative of results to be expected in any future period, and results for the two quarterly periods ended March 28, 2015 and March 29, 2014 are not necessarily indicative of results to be expected for the full year.

	Two Quarterly Periods Ended		Year Ended
($ in millions)	March 28, 2015	March 29, 2014	September 27, 2014	September 28, 2013	September 29, 2012	October 1, 2011	October 2, 2010
	Unaudited		Audited
Statement of Operation Data:
Net Sales	$2,444	$2,350	$4,958	$4,647	$4,766	$4,561	$4,257
Cost of sales	2,037	1,987	4,190	3,835	3,984	3,908	3,705
Selling, general and administrative Expenses	171	159	320	307	317	284	280
Amortization of intangibles	48	51	102	105	109	106	107
Restructuring and impairment charges	8	13	30	14	31	221	41

Operating income	180	140	316	386	325	42	124
Other expenses (income)	—	1	28	57	(7)	61	(27)
Net interest expense	105	112	221	244	328	327	313

Income (loss) before income taxes	75	27	67	85	4	(346)	(162)
Income tax expense (benefit)	24	9	4	28	2	(47)	(49)
Net income attributed to non-controlling interests	—	—	1	—	—	—	—

Net income (loss) attributed to the company	$51	$18	$62	$57	$2	$(299)	$(113)

Comprehensive income (loss)	$3	$16	$37	$86	$3	$(324)	$(112)

	Two Quarterly Periods Ended		Year Ended
($ in millions)	March 28, 2015	March 29, 2014	September 27, 2014	September 28, 2013	September 29, 2012	October 1, 2011	October 2, 2010
	Unaudited		Audited
Net Income (Loss) Per Share:
Basic	$0.43	$0.15	$0.53	$0.50	$0.02	$(3.55)	$(1.34)
Diluted	$0.41	$0.15	$0.51	0.48	0.02	(3.55)	(1.34)
Balance Sheet Data (at period end):
Cash and cash equivalents	119	126	$129	$142	$87	$42	$148
Property, plant and equipment, net	1,315	1,316	1,364	1,266	1,216	1,250	1,146
Total assets	5,214	5,367	5,268	5,135	5,106	5,217	5,344
Long-term debt obligations, excluding current portion	3,767	3,866	3,860	3,875	4,431	4,581	4,397
Total liabilities	5,287	5,502	5,369	5,331	5,558	5,668	5,474
Redeemable shares	—	—	—	—	23	16	11
Non-controlling interest	13	12	13	—	—	—	—
Total stockholders’ deficit	(86)	(147)	(114)	(196)	(475)	(467)	(141)
Cash Flow and Other Financial Data:
Net cash from operating activities	212	250	$530	$464	$479	$327	$112
Net cash from investing activities	(66)	(209)	(422)	(245)	(255)	(523)	(852)
Net cash from financing activities	(151)	(57)	(119)	(164)	(179)	90	878

RISK FACTORS

An investment in the Notes involves a high degree of risk. You should carefully consider the risk factors described below as well as the risk factors described in Berry’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 and any risk factors set forth in the documents that are incorporated in this prospectus supplement or the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risks and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to an Investment in the Notes and this Offering

Our substantial indebtedness could affect our ability to meet our obligations under the Notes and may otherwise restrict our activities.

We have a significant amount of indebtedness. As of March 28, 2015, after giving effect to the issuance of the Notes and intended uses of proceeds, we would have had total indebtedness (including current portion) of $3,830 million and cash and cash equivalents totaling $50 million. BPC would have been able to borrow a further amount in excess of $400 million under the revolving portion of BPC’s senior secured credit facilities, subject to our borrowing base calculations. We are permitted by the terms of the Notes and our other debt instruments to incur substantial additional indebtedness, subject to the restrictions therein. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations under our indebtedness, including the Notes;

•	limit our ability to borrow money for our working capital, capital expenditures, debt service requirements or other corporate purposes;

•

require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions; and

•	limit our ability to respond to business opportunities, including growing our business through acquisitions.

In addition, the credit agreements and indentures governing our current indebtedness contain, the indenture governing the Notes will contain, and any future debt instruments would likely contain, financial and other restrictive covenants, which will impose significant operating and financial restrictions on BPC and certain of its subsidiaries (and in the case of debt of Berry, Berry), including restrictions on Berry’s, BPC’s and such subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends and make other restricted payments;

•	create or incur certain liens;

•	make certain investments;

•	engage in sales of assets and subsidiary stock;

•	enter into transactions with affiliates;

•	transfer all or substantially all of its or their respective assets or enter into merger or consolidation transactions; and

•	make capital expenditures.

In addition, BPC’s revolving credit facility requires Berry Plastics Corporation to maintain a minimum fixed charge coverage ratio at any time when the aggregate unused revolver capacity falls below either 10% of the lesser of the revolving credit facility commitments and the borrowing base (and in no event less than $45 million) (and for ten consecutive days following the date upon which availability exceeds such threshold) or during the continuation of an event of default. In that event, Berry Plastics Corporation must satisfy a minimum fixed charge coverage ratio requirement of 1.0:1.0.

As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Furthermore, a failure to comply with these covenants could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition, and results of operations. In the event of any default under BPC’s senior secured credit facilities or the indentures governing the Notes or BPC’s existing second priority senior secured notes, the lenders under BPC’s senior secured credit facilities:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

•	may have the ability to require us to apply all of our available cash to repay these borrowings; or

•	may prevent us from making debt service payments under our other agreements, including the indenture governing the Notes,

any of which could result in an event of default under the Notes.

In addition, in the event of any default under Berry’s term loan credit agreement that is not cured or waived, the lenders thereunder could elect to declare all borrowings thereunder outstanding, together with accrued and unpaid interest and fees, to be due and payable.

If the indebtedness under BPC’s senior secured credit facilities or our other indebtedness, including the Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of Other Indebtedness” and “Description of Second Priority Notes.”

The restrictive covenants contained in the indenture governing the Notes are subject to a number of important qualifications and exceptions. Among other things, despite our substantial indebtedness, we and our subsidiaries may still be able to incur significantly more debt. This could intensify the risks described above.

The terms of the indenture governing the Notes, BPC’s existing second priority senior secured notes and the terms of BPC’s senior secured credit facilities and Berry’s term loan credit agreement contain restrictions on Berry’s, BPC’s and its subsidiaries’, as applicable, ability to incur additional indebtedness, including senior secured indebtedness that will be effectively senior to the Notes to the extent of the assets securing such indebtedness, subject to the terms of the intercreditor agreements, as applicable. However, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition, Berry will not be subject to any of the restrictive covenants in the indenture governing the Notes, including as they may relate to indebtedness. Accordingly, Berry, BPC or its subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or senior indebtedness. As of March 28, 2015, after giving effect to the issuance of the Notes and the intended use of proceeds, BPC would have had over $400 million available for additional borrowing under its revolving credit facility, all of which would be secured on a first priority basis. In addition to the Notes, BPC’s existing second priority senior secured notes, BPC’s borrowings under its senior secured credit facilities and Berry’s term loan credit agreement, the covenants under any other existing or future debt instruments could allow us to borrow a significant amount of additional indebtedness. The more leveraged we become, the more we, and in turn our security holders, become exposed to the risks described under “—Our substantial indebtedness could affect our ability to meet our obligations under the Notes and may otherwise restrict our activities.”

In addition, the other restrictive covenants in the indenture governing the Notes and the documents governing our other indebtedness are subject to a number of significant qualifications and exceptions. Among other things, the restriction on BPC’s ability to pay dividends that will be contained in the indenture governing the Notes will permit BPC to pay dividends in a number of circumstances, including dividends to Berry in order to permit Berry to satisfy its obligations under its tax receivable agreement.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on the Notes and to satisfy our other debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•	the future availability of borrowings under BPC’s senior secured credit facilities, which depends on, among other things, our complying with the covenants in BPC’s senior secured credit facilities.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available under BPC’s senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the Notes. See “Cautionary Statement Concerning Forward-Looking Statements” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” included in Berry’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 (as amended by Form 10-K/A filed with the SEC on February 2, 2015), and Berry’s Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015, filed with the SEC on May 5, 2015, each of which is incorporated by reference herein.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including BPC’s senior secured credit facilities and the indentures governing the Notes and the existing second priority senior secured notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Repayment of BPC’s debt, including the Notes, is dependent on cash flow generated by BPC’s subsidiaries.

BPC’s subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of BPC’s indebtedness, including the Notes, is dependent, to a significant extent, on the generation of cash flow by BPC’s subsidiaries and (if they are not guarantors of the Notes) their ability to make such cash available to BPC, by dividend, debt repayment or otherwise. Unless they are guarantors of the Notes, BPC’s subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. BPC’s subsidiaries may not be able to, or may not be permitted to, make distributions to enable BPC to make payments in respect of BPC’s indebtedness, including the Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit BPC’s ability to obtain cash from its subsidiaries. While the indenture governing the Notes will limit the ability of BPC’s subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to BPC, these limitations will be subject to certain qualifications and exceptions. In the event that BPC does not receive distributions from its non-guarantor subsidiaries, BPC may be unable to make required principal and interest payments on its indebtedness, including the Notes.

The collateral securing the Notes is subject to control by creditors with first priority liens and subject to the terms of the applicable intercreditor agreement. If there is a default, the value of the collateral may not be sufficient to repay both the first priority creditors and the holders of the Notes and the other second priority creditors.

The Notes will be secured on a second priority basis by substantially all of the collateral of BPC and its restricted subsidiaries that secures BPC’s senior secured credit facilities on a first priority basis (subject to certain exceptions described herein). Under the terms of the indenture governing the Notes, we are permitted in the future to incur additional indebtedness and other obligations that may share in the second priority liens on the collateral securing the Notes and, in certain circumstances, in the first priority liens on the collateral securing BPC’s senior secured credit facilities, and under certain circumstances we will be permitted to contribute cash or other assets held by BPC or its restricted subsidiaries to unrestricted subsidiaries.

The holders of obligations secured by the first priority liens on the collateral will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the Notes and other obligations secured by second priority liens will be entitled to any recovery from the collateral. We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of all of such collateral would be sufficient to satisfy the amounts outstanding under the Notes and other obligations secured by the second priority liens, if any, after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the Notes, then holders of the Notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets, which claim will rank equal in priority to the unsecured claims with respect to any unsatisfied portion of the obligations secured by the first priority liens or other second priority liens and our other unsecured senior indebtedness. As of March 28, 2015, after giving effect to the issuance of the Notes and the intended use of proceeds, the aggregate amount of senior secured indebtedness outstanding and constituting first priority lien obligations would have been approximately $2,630 million. In addition, BPC would have had an amount in excess of $400 million of availability under its revolving credit facility. Under the indenture governing the Notes, BPC and its subsidiaries can also incur additional indebtedness secured by first priority liens and second priority liens so long as such first and second priority liens are securing indebtedness permitted to be incurred by the covenants described under “Description of Second Priority Notes” and certain other conditions are met. BPC’s ability to designate future debt as either first priority secured or second priority secured and, in either event, to enable the holders thereof to share in the collateral on either a priority basis or a pari passu basis with holders of the Notes, BPC’s senior secured credit facilities and BPC’s existing second priority senior secured notes, may have the effect of diluting the ratio of the value of such collateral to the aggregate amount of the obligations secured by the collateral.

In addition, the asset sale covenant and the definition of asset sale, each in the indenture governing the Notes, have a number of exceptions pursuant to which BPC and its subsidiaries would be able to sell collateral without being required to reinvest the proceeds of such sale into assets that will comprise collateral, or collateral of the same type, or to make an offer to the holders of the Notes to repurchase the Notes. See “Description of Second Priority Notes—Certain Covenants—Asset Sales,” and “Description of Second Priority Notes—Certain Definitions.”

BPC’s senior secured credit facilities have the benefit of a pledge of the stock of BPC, which the Notes will not have and the existing second priority senior secured notes do not have. In addition, BPC’s and the guarantor subsidiaries’ obligations under BPC’s senior secured credit facilities are secured by pledges of stock of subsidiaries of BPC (with certain exceptions) and, to the extent described in BPC’s revolving credit facility, certain accounts and cash, while BPC’s and the guarantor subsidiaries’ obligations under the existing second priority senior secured notes are not, and BPC’s and the guarantor subsidiaries’ obligations under the Notes will not be, secured by such pledges. The proceeds of such assets, if any, may not be available to repay the Notes.

Finally, Berry will not be subject to any of the restrictive covenants in the indenture governing the Notes, including as they may relate to indebtedness or asset sales.

The lien-ranking and voting provisions set forth in the indenture governing the Notes and the intercreditor agreement will substantially limit the rights of the holders of the Notes with respect to the collateral securing the Notes.

The rights of the holders of the Notes with respect to the collateral securing the Notes will be substantially limited pursuant to the terms of the lien-ranking provisions set forth in the indenture governing the Notes and the intercreditor agreement. Under those lien-ranking provisions, at any time that obligations that have the benefit of the first priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of collateral from the lien of, and waivers of past defaults under, the collateral documents, will be at the direction of the holders of the obligations secured by the first priority liens. The trustee, on behalf of the holders of the Notes, will not have the ability to control or direct such actions, even if the rights of the holders of the Notes are adversely affected. Additional releases of collateral from the second priority lien securing the Notes are permitted under some circumstances. The holders will also waive certain rights normally accruing to secured creditors in a bankruptcy. See “Description of Second Priority Notes—Security for the Second Priority Notes.”

It may be difficult to realize the value of the collateral securing the Notes.

The collateral securing the Notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the holders of first priority liens on the collateral securing the Notes from time to time, whether on or after the date the Notes are issued. The underwriters have neither analyzed the effect of, nor participated in any negotiations relating to such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the Notes, as well as the ability of the collateral agent, to realize or foreclose on such collateral.

The collateral securing the Notes does not include all of BPC’s or the subsidiary guarantors’ assets. In particular, the collateral does not include (i) any property or assets owned by subsidiaries of the Issuer that are not subsidiary guarantors, (ii) any license, contract or agreement, if and only for so long as the grant of a security interest under the security documents relating to the Notes would result in a breach or default under, or abandonment, invalidation or unenforceability of, such license, contract or agreement, (iii) any equity securities or other equity interests of any of BPC’s subsidiaries, (iv) any vehicle covered by a certificate of title or ownership, (v) any deposit accounts, securities accounts or cash (vi) any real property held by BPC or any of its subsidiaries under a lease and (vii) certain other exceptions described in such security documents. No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus supplement exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Notes and all other senior secured obligations, interest may cease to accrue on the Notes from and after the date the bankruptcy petition is filed. See “Risks Related to an Investment in the Notes and this Offering—The value of the collateral securing the Notes may not be sufficient to secure post-petition interest, fees or expenses.”

The security interest of the collateral agent for the Notes will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes and other second priority secured obligations after repayment of first priority secured obligations, the holders of the Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. See “Risks Related to an Investment in the Notes and this Offering—The value of the collateral securing the Notes may not be sufficient to secure post-petition interest, fees or expenses.”

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the Notes may not be perfected with respect to the claims of such Notes if the collateral agent for the Notes is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing the Notes. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. BPC and the guarantors have limited obligations to perfect the noteholders’ security interest in specified collateral. There can be no assurance that the collateral agent for the Notes will monitor, or that we will inform the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the collateral agent for the Notes, as applicable, against third parties. In addition, as described further herein, even if the liens on collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy or insolvency proceeding under certain circumstances. See “Risks Related to an Investment in the Notes and this Offering – Any future pledge of collateral might be avoidable in bankruptcy.”

The documentation related to the Notes will provide that BPC and the subsidiary guarantors are obligated to deliver mortgage amendments and related documentation, including title datedown endorsements, to the collateral agent within 120 days after the issue date (subject to further extension at the discretion of the collateral agent) in order to provide the collateral agent (for the benefit of holders of the Notes) a perfected lien on certain real property owned by BPC and the subsidiary guarantors. Such real property is subject to mortgages in favor of the lenders under our senior secured credit facilities and holders of our existing second priority senior secured notes. Until such time as such mortgage amendments and related documentation are delivered, such real estate and the proceeds thereof will not constitute collateral securing the Notes. In addition, until such time as such title datedown endorsements are delivered, the holders of the Notes will not have the benefit of title insurance to the effect that the entity identified as the mortgagor of each mortgaged property which is required to be mortgaged still holds valid fee title to such property, that the mortgaged properties are not now or when mortgaged pursuant to the mortgage amendments encumbered by unpermitted liens, that no intervening liens exist which would have priority over the mortgage liens (when and as granted pursuant to the mortgage amendments) which presently exist pursuant to the existing mortgages in favor of the collateral agent for its benefit and the benefit of the trustee and the holders of the existing second priority senior secured notes, or that the mortgages (when and as amended) will create valid, enforceable second priority liens in favor of the collateral agent for its benefit and the benefit of the trustee and the holders of the Notes.

State law may limit the ability of the collateral agent for the holders of the notes to foreclose on the real property and improvements and leasehold interests included in the collateral.

The notes will be secured by, among other things, liens on owned real property and improvements located in the states of Florida, Illinois, Indiana, Kentucky, Louisiana, Minnesota, Nevada, North Carolina, Ohio, Oklahoma, South Dakota, Texas and Virginia. The laws of those states may limit the ability of the trustee and the holders of the notes to foreclose on the improved real property collateral located in that state, since those state laws govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the notes. In addition, these laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the notes and the trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, and a lender may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

The collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the collateral securing the notes and guarantees will be sufficient to satisfy all of our secured obligations, including the notes and guarantees.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to foreclose upon, repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent foreclosed upon, repossessed and disposed of the collateral. Upon the commencement of a case under the Bankruptcy Code, a secured creditor such as the collateral agent in respect of the Notes is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without prior bankruptcy court approval, which may not be given. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the Notes could be delayed following commencement of a bankruptcy case;

•	whether or when the collateral agent could foreclose upon, repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any disposition of the collateral during a bankruptcy case would also require prior permission from the bankruptcy court (which may not be given).

In addition, with respect to the Notes, the applicable intercreditor agreement provides that, in the event of a bankruptcy, the trustee, as the collateral agent for the Notes, may not object to a number of important matters following the filing of a bankruptcy petition so long as any first lien debt is outstanding. After such a filing, the value of the collateral securing the Notes could materially deteriorate and holders of Notes would be unable to raise an objection.

The right of the holders of obligations secured by first priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

In the event of a bankruptcy of BPC or any of the guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes exceed the fair market value of the collateral securing the Notes.

In any bankruptcy proceeding with respect to BPC or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect the Notes on the date of the bankruptcy filing was less than the then-current principal amount of the Notes. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the Notes to receive post-petition interest, fees or expenses and a lack of entitlement on the part of the unsecured portion of the Notes to receive other “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

The value of the collateral securing the Notes may not be sufficient to secure post-petition interest, fees or expenses.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against BPC, holders of the Notes will only be entitled to post-petition interest, fees or expenses under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim (after taking into account all senior secured claims). Holders of the Notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest, fees or expenses under the Bankruptcy Code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the Notes.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent for the trustees and holders of the Notes, including pursuant to mortgages and security documents delivered after the date of the indenture governing the Notes, might face a greater risk than mortgages or security interests in place on the issue date of being avoided, by the pledgor (as debtor in possession) or by its trustee in bankruptcy, as a preferential transfer or otherwise. Any such future pledge of collateral could be so avoided if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Notes to receive a greater recovery in a hypothetical Chapter 7 liquidation than if the pledge had not been given, and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. To the extent that the grant of any such mortgage or other security interest is avoided as a preference or otherwise, you would lose the benefit of such mortgage or security interest.

We note that the documentation related to the Notes will provide that BPC and the guarantors are obligated to deliver mortgages and related documentation to the collateral agent within 120 days after the issue date (subject to further extension at the discretion of the collateral agent) in order to provide the holders of the Notes a perfected security interest in certain real property owned by BPC and the guarantors.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under BPC’s senior secured credit facilities, that is not waived by the required holders of such indebtedness, and any remedies sought by the holders of such indebtedness, could prohibit us from making payments of principal, premium, if any, or interest on the Notes and could substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers or amendments from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility or any of the other agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required holders of such indebtedness. If this occurs, we would be in default under such indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Second Priority Notes.”

The Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The Notes are structurally subordinated to the indebtedness and other liabilities of BPC’s subsidiaries that do not guarantee the Notes, which include certain of BPC’s domestic subsidiaries and all of BPC’s non-U.S. subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. In fiscal 2014 and the two quarterly periods ended March 28, 2015, the subsidiaries that are not guaranteeing the Notes had net sales of $416 million and $225 million, respectively, and, as of the end of fiscal 2014 and March 28, 2015, held $524 million and $515 million, respectively, of our total assets. Any right that BPC or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to BPC.

Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the Notes, guarantees and security interests, and, if that occurs, you may not receive any payments on the Notes.

The issuance of the Notes and the guarantees (and the related security interests) may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the Notes and the guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) BPC or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Notes or a guarantee, and, in the case of (ii) only, any one of the following is also true:

•	BPC or any of the guarantors were or was insolvent or rendered insolvent by reason of issuing the Notes or the guarantees;

•	payment of the consideration left BPC or any of the guarantors with an unreasonably small amount of capital to carry on the business in which they were engaged or about to engage; or

•	BPC or any of the guarantors intended to, or believed that we or it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of the Notes or a guarantee (or the related security interests) was a fraudulent conveyance, the court could void the payment obligations under the Notes or such guarantee or further subordinate the Notes or such guarantee to presently existing and future indebtedness of BPC or such guarantor, require the holders of the Notes to repay any amounts received with respect to the Notes or such guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes. Further, the voidance of the Notes could result in an event of default with respect to our other debt and that of the guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied, such that we cannot be certain as to the standards a court would use to determine whether or not BPC or the guarantors were solvent at the relevant time, or regardless of the standard used, that any payments to the holders of the Notes did not constitute preferences, fraudulent transfers or conveyances on other grounds or that the issuance of the Notes and the guarantees would not be subordinated to BPC’s or any guarantor’s other debt. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee or security interest to the extent such guarantor did not obtain a reasonably equivalent benefit from the issuance of the Notes. Thus, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for BPC’s benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. Therefore, a court could void the obligations under the guarantees (and the related security interests), subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the Notes.

In addition, the liability of each guarantor under its guarantee may be limited to the amount that will result in such guarantee not constituting a preference, fraudulent conveyance or improper corporate distribution or otherwise being set aside. A bankruptcy court decision in Florida (that was later reinstated by the applicable court of appeals on other grounds) questioned the validity of such a savings clause in a guarantee.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Also, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each guarantor. Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Second Priority Notes—Subsidiary Guarantees and Parent Guarantee.”

We may not be able to repurchase the Notes upon a change of control.

Upon a change of control as defined in the indenture governing the Notes, we will be required to make an offer to repurchase all outstanding Notes at 101% of their principal amount and an offer to repurchase all outstanding existing second priority senior secured notes at 101% of their principal amount, in each case plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the Notes or unless such obligation is suspended. See “Description of Second Priority Notes—Change of Control.” We may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control offer or, if then permitted under the indenture governing the Notes, to redeem the Notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under each of the applicable indentures. The occurrence of a change of control would also constitute an event of default under BPC’s senior secured credit facilities and may constitute an event of default under the terms of our other indebtedness. The terms of the credit agreements governing BPC’s senior secured credit facilities and the indenture governing BPC’s existing second priority senior secured notes limit, and the indenture governing the Notes will limit, our right to purchase or redeem certain indebtedness. In the event any purchase or redemption is prohibited, we may seek to obtain waivers from the required lenders under BPC’s senior secured credit facilities or holders of our existing second priority senior secured notes and the Notes to permit the required repurchase or redemption, but the required holders of such indebtedness have no obligation to grant, and may refuse to grant such a waiver. Absent such a waiver, the indenture for the Notes will require us to repay all obligations under such senior secured credit agreements in order to eliminate such prohibitions; however, we may not have sufficient financial resources to do so and may not be able to refinance such obligations on commercially reasonable terms (or at all). A change of control is defined in the indenture governing the Notes and would not include all transactions that could involve a change of control of our day-to-day operations, including a transaction involving the Management Group as defined in the indenture governing the Notes. See “Description of Second Priority Notes—Change of Control.”

There may be no active trading market for the Notes, and if one develops, it may not be liquid.

The Notes will constitute new issues of securities for which there is no established trading market. We do not intend to list the Notes on any national securities exchange. Although the underwriters have advised us that they currently intend to make a market in the Notes, they are not obligated to do so and may discontinue such market-making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance as to the development or liquidity of any market for the Notes, the ability of the holders of the Notes to sell their Notes or the price at which the holders would be able to sell their Notes. Future trading prices of the Notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The market for the Notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your Notes.

The Notes will mature after a substantial portion of our other indebtedness.

The Notes will mature in 2023. Substantially all of our existing indebtedness (including under BPC’s senior secured credit facilities and its existing second priority senior secured notes, as well as BPG’s term loan credit facility) will mature prior to the maturity date of the Notes. Therefore, we will be required to repay substantially all of our other creditors before we are required to repay a portion of the interest due on, and the principal of, the Notes. As a result, we may not have sufficient cash to repay all amounts owing on the Notes at maturity. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay or refinance such amounts.

USE OF PROCEEDS

The net proceeds of this offering are estimated to be $693 million, after deducting estimated underwriting discounts and offering expenses. We expect to use the proceeds of this offering and existing liquidity at closing to fund the repurchase or redemption of $800 million aggregate principal amount of BPC’s 2021 Notes issued under the 2021 Notes Indenture, and to pay related fees and expenses, including the tender premium, underwriting fees and other costs of this offering and the repurchase or redemption of the 2021 Notes.

The Tender Offer is conditioned upon the satisfaction or waiver of various conditions. We cannot assure you that the Tender Offer will be consummated in accordance with the terms of the Offer to Purchase and Consent Solicitation, or at all, or that a significant principal amount of the 2021 Notes will be tendered and purchased in the Tender Offer. The Tender Offer is not being made pursuant to this prospectus supplement or the accompanying prospectus. This offering is not conditioned upon the consummation of the Tender Offer. We expect to redeem any 2021 Notes not tendered to us and simultaneously discharge the indenture governing the 2021 Notes.

Based on information provided to us by Goldman, Sachs & Co., affiliates of Goldman, Sachs & Co., as the holders of a portion of our 2021 Notes, will receive in excess of 5% of the net proceeds of this offering used to fund the repurchase or redemption of the 2021 Notes. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth cash and cash equivalents and capitalization of Berry Plastics Group, Inc. as of March 28, 2015:

•	on a historical basis; and

•	on an as-adjusted basis to give effect to the $700,000,000 aggregate principal amount of the Notes to be sold in this offering and the Tender Offer (assuming 100% participation in the Tender Offer).

This table should be read together with “Use of Proceeds,” “Selected Historical Consolidated Financial Data” and “Risk Factors” including in this prospectus supplement, and with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the combined financial statements and notes to those statements included in our Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 24, 2014 (as amended by Form 10-K/A filed with the SEC on February 2, 2015), and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2015 and December 27, 2014, filed with the SEC on May 5, 2015 and January 30, 2015, respectively, each of which is incorporated by reference herein.

	(Unaudited) As of March 28, 2015
($ in millions)	Historical	As Adjusted
Cash and cash equivalents(a)	$119	$50

Long-term debt, including current portion:
Term loans	2,395	2,395
Revolving credit facility(a)	—	120
Notes offered hereby	—	700
9.75% Second Priority Notes due 2021(b)	800	—
5.50% Second Priority Notes due 2022	500	500
Capital leases and other	115	115

Total debt, including current portion	3,810	3,830
Total stockholders’ deficit	(86)	(86)

Total capitalization	$3,794	$3,744

(a)	Assuming 100% participation in the Tender Offer, we expect to use approximately $189 million of existing liquidity plus the proceeds from this offering to refinance existing debt as described under “Use of Proceeds.”
(b)	Assuming 100% participation in the Tender Offer. To the extent the Tender Offer is not fully subscribed, the remaining 9.75% Second Priority Notes would remain outstanding until redeemed.

DESCRIPTION OF OTHER INDEBTEDNESS

At March 28, 2015, BPC is a party to senior secured credit facilities that include a term loan in the principal amount of $1,376 million (the “Term D Loan”), a term loan in the principal amount of $1,019 million (the “Term E Loan”) and a revolving credit facility which provides borrowing availability equal to the lesser of (a) $650 million or (b) the borrowing base, which is a function, among other things, of BPC’s and certain of its subsidiaries’ accounts receivable and inventory. The Term D Loan matures on February 8, 2020, the Term E Loan matures on January 6, 2021 and the revolving credit facility matures on the earlier of May 14, 2020, and the date that is 45 days prior to the earliest scheduled maturity of BPC’s or its subsidiaries’ indebtedness in an aggregate amount in excess of $100,000,000, except to the extent such debt is refinanced according to certain requirements.

The revolving credit facility borrowing base is, at any time of determination, an amount (net of reserves) equal to the sum of:

•	85% of the net amount of eligible accounts receivable; and

•	85% of the net orderly liquidation value of eligible inventory.

The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

The borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, as determined at our option, either (a) a base rate (“Base Rate”) determined by reference to the higher of (1) the prime rate of Credit Suisse, Cayman Islands Branch, as administrative agent, in the case of the Term D Loan or Term E Loan or Bank of America, N.A., as administrative agent, in the case of the revolving credit facility, (2) the U.S. federal funds rate plus 1/2 of 1% and (3) in the case of the Term D Loan or Term E Loan, 2.00% or (b) a eurodollar rate (“LIBOR”) determined by reference to the costs of funds for eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs (or, in the case of the Term D Loan or Term E Loan, 1.00%, if higher).

The initial applicable margin for LIBOR rate borrowings under the revolving credit facility as amended on May 14, 2015 is 1.50% until August 14, 2015, and ranges from 1.25% to 1.75% on and after such date, under the Term D Loan is 2.50%, and under the Term E Loan is 2.75%. The initial applicable margin for Base Rate borrowings under the revolving credit facility as amended is 0.50% until August 14, 2015, and ranges from 0.25% to 0.75% on and after such date, under the Term D Loan is 1.50% and under the Term E Loan is 1.75%. The applicable margin for such borrowings under the revolving credit facility is adjusted on and after August 14, 2015 based on the quarterly average daily borrowing availability under the revolving credit facility.

The Term D Loan requires minimum quarterly principal payments of $3.5 million, commencing in June 2013 through December 2019, with the remaining amount payable on February 8, 2020. The Term E Loan requires minimum quarterly principal payments of $2.8 million, commencing in June 2014 through December 2020, with the remaining amount payable on January 6, 2021. In addition, BPC must prepay the outstanding Term D Loan and Term E Loan, subject to certain exceptions, with 100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, if BPC does not reinvest or commit to reinvest those proceeds in assets to be used in its business or to make certain other permitted investments within 15 months, subject to certain limitations.

In addition to paying interest on outstanding principal under the senior secured credit facilities, BPC is required to pay a commitment fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder at a rate equal to 0.25% to 0.325% per annum depending on the quarterly average daily available unused borrowing capacity. BPC also pays a customary letter of credit fee, including a fronting fee of 0.125% per annum of the stated amount of each outstanding letter of credit, and customary agency fees.

BPC may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar loans.

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, BPC’s ability and the ability of its subsidiaries to:

•	sell assets;

•	incur additional indebtedness;

•	repay other indebtedness;

•	pay dividends and distributions or repurchase our capital stock;

•	create liens on assets;

•	make investments, loans, guarantees or advances;

•	make certain acquisitions;

•	engage in mergers or consolidations;

•	enter into sale leaseback transactions;

•	engage in certain transactions with affiliates;

•	amend certain material agreements governing our indebtedness;

•	amend organizational documents;

•	change the business conducted by BPC and its subsidiaries;

•	change BPC’s fiscal year end; and

•	enter into agreements that restrict dividends from subsidiaries.

In addition, the revolving credit facility requires BPC to maintain a minimum fixed charge coverage ratio at any time when the aggregate unused revolver capacity falls below either 10% of the lesser of the revolving credit facility commitments and the borrowing base (and in no event less than $45 million) (and for ten consecutive days following the date upon which availability exceeds such threshold) or during the continuation of an event of default. In that event, BPC must satisfy a minimum fixed charge coverage ratio requirement of 1.0:1.0. The term loan facility also requires BPC to use commercially reasonable efforts to maintain corporate ratings from each of Moody’s and S&P for the term loan facility. The senior secured credit facilities also contain certain other customary affirmative covenants and events of default.

All obligations under the senior secured credit facilities are unconditionally guaranteed by Berry Plastics Group, Inc. and, subject to certain exceptions, each of BPC’s existing and future direct and indirect domestic subsidiaries. The guarantees of those obligations are secured by substantially all of BPC’s assets and those of each domestic subsidiary guarantor as well as the equity interests in BPC held by Berry Plastics Group, Inc.

Second Priority Senior Secured Notes

In November 2010, BPC issued $800 million of second priority notes due 2021 (the “2021 Notes”). The 2021 Notes will mature on January 15, 2021. The 2021 Notes are secured, senior obligations and are guaranteed on a second priority secured, senior basis by each of BPC’s subsidiaries that guarantees its senior secured credit facilities. The 2021 Notes are also guaranteed on an unsecured basis by Berry. No principal payments are required with respect to the existing second priority senior secured notes prior to maturity.

The 2021 Notes may be redeemed, at BPC’s option, prior to January 15, 2016, at a price equal to 100% of the principal amount of the 2021 Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to the redemption date, plus an applicable premium. On or after January 15, 2016, BPC may redeem some or all of the 2021 Notes at redemption prices set forth in the indenture relating to the 2021 Notes. If a change of control occurs, BPC must give holders of the 2021 Notes an opportunity to sell their notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest, or redeem the 2021 Notes in full as provided above.

In May 2014, BPC issued $500 million in aggregate principal amount of 5.50% second priority senior secured notes due 2022 (the “2022 Notes”). The 2022 Notes will mature on May 15, 2022. The 2022 Notes are secured, senior obligations and are guaranteed on a second priority secured, senior basis by each of BPC’s subsidiaries and on an unsecured basis by Berry. No principal payments are required with respect to the existing second priority senior secured notes prior to maturity.

The 2022 Notes may be redeemed, at BPC’s option, prior to May 15, 2017, at a price equal to 100% of the principal amount of the 2022 Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to the redemption date, plus an applicable premium. Additionally, BPC may redeem up to 40% of the principal amount of the 2022 Notes with cash proceeds of one or more equity offerings by BPC or any direct or indirect parent of BPC at a redemption price of 105.5% of the principal amount, plus accrued and unpaid interest, and subject to other conditions. On or after May 15, 2017, BPC may redeem some or all of the 2022 Notes at redemption prices set forth in the indenture relating to the 2022 Notes. If a change of control occurs, BPC will give holders of the 2021 Notes an opportunity to sell their notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest, or redeem the 2021 Notes in full as provided above.

The indenture relating to the 2021 Notes and 2022 Notes (the “Indentures”) contain a number of covenants that, among other things and subject to certain exceptions, restrict the ability of BPC and its restricted subsidiaries to incur indebtedness or issue disqualified stock or preferred stock, pay dividends or redeem or repurchase stock, make certain types of investments, sell assets, incur certain liens, enter into agreements restricting dividends or other payments from subsidiaries, enter into certain transactions with affiliates and consolidate, merge or sell all or substantially all of its assets.

The Indentures provide that BPC may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not BPC is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain requirements in the applicable indenture are met.

The Indentures also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding 2021 Notes or 2022 Notes, as applicable, under such indenture to be due and payable immediately, subject to the provisions of the intercreditor agreement.

We intend to use the proceeds of the Notes and existing liquidity to refinance the 2021 Notes and to pay the fees and expenses in connection therewith. In connection therewith, we expect to issue on the issue date of the Notes a redemption notice in respect of any 2021 Notes not tendered and accepted for payment by BPC pursuant to the Tender Offer on or about such date, such that the redemption date therefor would be approximately 30 days thereafter. We also intend to satisfy and discharge the 2021 Notes Indenture on or about the date the Notes are issued and, on such date, to irrevocably deposit cash with the trustee in respect of the 2021 Notes in an amount sufficient to redeem on the applicable redemption date any 2021 Notes outstanding on such redemption date.

Covenant Compliance

BPC’s fixed charge coverage ratio, as defined in the revolving credit facility, is calculated based on a numerator consisting of Adjusted EBITDA less income taxes paid in cash and capital expenditures, and a denominator consisting of scheduled principal payments in respect of indebtedness for borrowed money, interest expense and certain distributions. BPC’s fixed charge coverage ratio, as defined in the indenture relating to the 2021 Notes, is calculated based on a numerator consisting of Adjusted EBITDA, and a denominator consisting of interest expense and certain distributions. BPC is required, under its debt incurrence covenant, to use a rolling four quarter Adjusted EBITDA in its calculations.

BPC is required to maintain a minimum fixed charge coverage ratio of 1.0:1.0 under the revolving credit facility at any time when the aggregate unused capacity under the revolving credit facility is less than either 10% of the lesser of the revolving credit facility commitments and the borrowing base (and in no event less than $45 million) (and for 10 consecutive days following the date upon which availability exceeds such threshold) or during the continuation of an event of default.

Failure to maintain a first lien secured indebtedness ratio of 4.0:1.0 under the credit facility relating to the Term D Loan and the Term E Loan, a fixed charge coverage ratio of 2.0:1.0 under the indentures relating to the 2011 Notes, and unused borrowing capacity under the revolving credit facility of at least 15% of the lesser of the borrowing base and the aggregate revolving commitments (the “minimum amount”), or, if between $45 million and such minimum amount, a fixed charge coverage ratio of 1.0:1.0 under the revolving credit facility, can result in limiting our long-term growth prospects by hindering BPC’s ability to incur additional indebtedness, effect acquisitions, enter into certain significant business combinations, make distributions or redeem indebtedness.

DESCRIPTION OF SECOND PRIORITY NOTES

General

Berry Plastics Corporation (the “Issuer”) will issue the 5.125% Second Priority Senior Secured Notes due 2023 (the “Second Priority Notes”) under an indenture (the “Indenture”), by and among the Issuer, the Parent Guarantor, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The references to the “Issuer” in this description refer only to Berry Plastics Corporation and not to any of its Subsidiaries.

The following summary of certain provisions of the Indenture, the Second Priority Notes, the Security Documents and the Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, the Second Priority Notes, the Security Documents and the Intercreditor Agreement, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used in this “Description of Second Priority Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.” As used in this “Description of Second Priority Notes” section, “we,” “us” and “our” mean the Issuer and its Subsidiaries.

The Issuer will issue Second Priority Notes with an initial aggregate principal amount of $700,000,000. The Issuer may issue additional Second Priority Notes from time to time after this offering (the “Additional Notes”). Any offering of Additional Notes is subject to the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” The Second Priority Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Second Priority Notes,” references to the Second Priority Notes include any Additional Notes actually issued. The Second Priority Notes will not be fungible with, and will not be of the same class as, the Existing Second Priority Notes.

Principal of, premium, if any, and interest on the Second Priority Notes will be payable, and the Second Priority Notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the designated corporate trust office of the Trustee).

The Second Priority Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Second Priority Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Second Priority Notes

The Second Priority Notes will be senior obligations of the Issuer, will have the benefit of the second priority security interest in the Collateral described below under “—Security for the Second Priority Notes” and will mature on July 15, 2023. Each Second Priority Note will bear interest at 5.125% per annum from June 5, 2015 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 2016. The Second Priority Notes will be secured by the Collateral described in the caption “—Security for the Second Priority Notes.”

Optional Redemption

On or after July 15, 2018, the Issuer may redeem the Second Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on July 15 of the years set forth below:

Period	Redemption Price
2018	103.844%
2019	102.563%
2020	101.281%
2021 and thereafter	100.000%

In addition, prior to July 15, 2018, the Issuer may redeem the Second Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Second Priority Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to July 15, 2018, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Second Priority Notes (calculated after giving effect to any issuance of additional Second Priority Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 105.125%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Second Priority Notes (calculated after giving effect to any issuance of additional Second Priority Notes) remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Second Priority Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Any redemption or notice described above may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering.

Selection

In the case of any partial redemption, selection of Second Priority Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable in accordance with the depositary’s procedures; provided that no Second Priority Notes of $2,000 or less shall be redeemed in part. If any Second Priority Note is to be redeemed in part only, the notice of redemption relating to such Second Priority Note shall state the portion of the principal amount thereof to be redeemed. A new Second Priority Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Second Priority Note. On and after the redemption date, interest will cease to accrue on Second Priority Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Second Priority Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Second Priority Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Second Priority Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” We may at any time and from time to time purchase Second Priority Notes in the open market or otherwise.

Ranking

The Indebtedness evidenced by the Second Priority Notes will be unsubordinated Indebtedness of the Issuer, will be equal in right of payment to all existing and future Pari Passu Indebtedness, will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and will have the benefit of the second priority security interest in the Collateral described below under “—Security for the Second Priority Notes.” Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the Second Priority Notes will be second in priority (subject to Permitted Liens and to exceptions described under “—Security for the Second Priority Notes”) to all security interests at any time granted to secure First Priority Lien Obligations.

The Indebtedness evidenced by the Subsidiary Guarantees will be unsubordinated Indebtedness of the applicable Subsidiary Guarantor, will be equal in right of payment to all existing and future Pari Passu Indebtedness of such Subsidiary Guarantor and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor and will have the benefit of the security interest in the Collateral described below. Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the Subsidiary Guarantees will be second in priority (subject to Permitted Liens, including exceptions described under “—Security for the Second Priority Notes”) to all security interests at any time granted to secure First Priority Lien Obligations.

At March 28, 2015, on a pro forma basis after giving effect to the Transactions,

(1) the Issuer and its Subsidiaries would have had $2,630 million of Secured Indebtedness outstanding (excluding $36 million of letters of credit and additional availability under our revolving credit facility) constituting First Priority Lien Obligations (as defined in this “Description of Second Priority Notes”);

(2) the Issuer and its Subsidiaries would have had $3,830 million of Secured Indebtedness outstanding (excluding $36 million of letters of credit and additional availability under our revolving credit facility); and

(3) the Issuer and its Subsidiaries would have had $1,200 million of Second Priority Obligations

Although the Indenture will limit the Incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to incur substantial amounts of Indebtedness. Such Indebtedness may be Secured Indebtedness constituting First Priority Lien Obligations. See “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

A significant portion of the operations of the Issuer is conducted through its Subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including holders of the Second Priority Notes. The Second Priority Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Subsidiary Guarantors. The Issuer’s Subsidiaries that will not be Subsidiary Guarantors had $97 million of total liabilities outstanding as of March 28, 2015.

The Indebtedness evidenced by the Parent Guarantee will be unsubordinated Indebtedness of the Parent Guarantor, will be equal in right of payment to all existing and future Parent Pari Passu Indebtedness and will be senior in right of payment to all existing and future Parent Subordinated Indebtedness. The Parent Guarantee will not be secured by any lien on the Parent Guarantor’s assets nor will the Parent Guarantor be subject to any of the restrictive covenants contained in the Indenture.

See “Risk Factors—Risks Related to the Second Priority Notes.”

Security for the Second Priority Notes

The Second Priority Notes and the Subsidiary Guarantees will be secured by second priority security interests in the Collateral (subject to Permitted Liens). The Collateral, which also secures the Existing Second Priority Notes on a ratable basis, consists of substantially all of the property and assets, in each case, that are held by the Issuer or any of the Subsidiary Guarantors, to the extent that such assets secure the First Priority Lien Obligations and to the extent that a second priority security interest is able to be granted or perfected therein, subject to the exceptions described below. The Collateral does not include (i) any property or assets owned by any Subsidiaries of the Issuer that are not Subsidiary Guarantors (including Foreign Subsidiaries and Qualified CFC Holding Companies), (ii) any license, contract or agreement of the Issuer or any of the Subsidiary Guarantors, if and only for so long as the grant of a security interest under the Security Documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract or agreement, (iii) any equity securities or other equity interests of any of the Issuer’s Subsidiaries, (iv) any vehicle covered by a certificate of title or ownership, (v) any deposit accounts, securities accounts or cash, (vi) any real property held by the Issuer or any of the Issuer’s Subsidiaries under a lease and (vii) certain other exceptions described in the Security Documents. Except for securities or other equity interests of certain of our Domestic Subsidiaries or “first-tier” Foreign Subsidiaries and for certain accounts and cash as described in the Revolving Credit Agreement, the foregoing excluded property and assets do not secure the First Priority Lien Obligations. The security interests securing the Second Priority Notes will be second in priority to any and all security interests at any time granted to secure the First Priority Lien Obligations and will also be subject to all other Permitted Liens. The First Priority Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services. The Person holding such First Priority Lien Obligations may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability to realize or foreclose on the Collateral on behalf of holders of the Second Priority Notes. The creation of the security interests in the Collateral in favor of the Collateral Agent for the benefit of the holders may be accomplished via joinder agreements to all or certain of the Existing Second Priority Notes Security Documents. To the extent such security interests are created via such joinder agreements, the Existing Second Priority Notes Collateral Agent will act as the collateral agent under the applicable Existing Second Priority Notes Security Document for the holders and the Trustee to the same extent as it acts in such capacity for the holders of the Existing Second Priority Notes and the Existing Second Priority Notes Trustee.

Notwithstanding the foregoing, the Indenture or the Security Documents shall provide that the Issuer and the Subsidiary Guarantors shall use commercially reasonable efforts to deliver to the Trustee and Collateral Agent as promptly as reasonably practicable after the Issue Date but in any event within 120 days of the Issue Date (subject to extension in the sole discretion of the Trustee), (a) (i) an amendment to each existing Mortgage (a “Mortgage Amendment”) on such Real Property currently subject to a Mortgage granted to the Collateral Agent duly executed and delivered by the record owner of such Real Property and the Collateral Agent sufficient to grant to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Second Priority Notes a valid second priority mortgage lien on such Real Property and otherwise suitable for recording or filing, which Mortgage Amendment ,may be in a form consistent with such Mortgage amendments previously delivered shall be in form and substance acceptable to the Collateral Agent, and (ii) opinions and such other documents including, but not limited to, any consents, agreements and confirmations of third parties with respect to any such Mortgage Amendment, in each case to the extent and consistent in form and substance with such documents as have been previously delivered to the Collateral Agent, and (b) date-down endorsements to the title insurance policies previously delivered to the Collateral Agent (or in case of any Real Property located in Texas that is subject to a Mortgage Amendment, a title search together with a T-38 endorsement, or to the extent not available, a new title insurance policy), in each case consistent in form and substance with such documents as have been previously delivered to the Collateral Agent and/or the title insurance company (specifically excluding any new or updated survey), and paid for by the Company, issued by a nationally recognized title insurance company

(which may be the same as the title insurance company or companies insuring the Mortgages in favor of the Collateral Agent) insuring the lien of each amended Mortgage, as a valid lien on such Real Property described therein, free of any other liens, except for Permitted Liens.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions (including the exclusion of any securities or other equity interests of any of the Issuer’s Subsidiaries), if the Issuer or any Subsidiary Guarantor creates any additional security interest upon any First Priority After-Acquired Property, it must concurrently grant a second priority security interest (subject to Permitted Liens, including the first priority liens that secure obligations in respect of the First Priority Lien Obligations) upon such property as security for the Second Priority Notes. Also, if granting a security interest in such property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Trustee on behalf of the holders of the Second Priority Notes. If such third party does not consent to the granting of the second priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Security Documents and Intercreditor Agreement

The Issuer, the Subsidiary Guarantors and the Collateral Agent will enter into one or more Security Documents (which may include joinders to the Existing Second Priority Notes Security Documents) defining the terms of the security interests that secure the Second Priority Notes and the Subsidiary Guarantees. These security interests will secure the payment and performance when due of all of the Obligations of the Issuer and the Subsidiary Guarantors under the Second Priority Notes, the Indenture, the Subsidiary Guarantees and the Security Documents, as provided in the Security Documents. The Collateral Agent will act as a collateral agent on behalf of the Trustee and the noteholders.

Intercreditor Agreement

The Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Issuer, the Subsidiaries of the Issuer party thereto and Berry Plastics Group, Inc. entered into the Intercreditor Agreement, as will be supplemented as of the Issue Date through the execution and delivery of a joinder agreement by the Trustee, the Collateral Agent, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, Berry Plastics Group, Inc., the Issuer and the Subsidiary Guarantors, which may be amended from time to time to add other parties holding Other Second-Lien Obligations and other First Priority Lien Obligations permitted to be incurred under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Existing Second Priority Notes Indentures, the Indenture, any credit agreement, indenture or other similar agreement relating to other First Priority Lien Obligations or Other Second-Lien Obligations, the Senior Lender Intercreditor Agreement and the Intercreditor Agreement.

Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, the First Lien Agents will determine the time and method by which the security interests in the Collateral will be enforced. The Trustee will not be permitted to enforce the security interests even if an Event of Default under the Indenture has occurred and the Second Priority Notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such Second Priority Notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens. See “Risk Factors—Risks Related to the Second Priority Notes—The collateral securing the Second Priority Notes is subject to control by creditors with first priority liens, and subject to the terms of the applicable intercreditor agreement. If there is a default, the value of the collateral may not be sufficient to repay both the first priority creditors and the holders of the Second Priority Notes and the other second priority creditors.” After the Discharge of Senior Lender Claims, the Second Priority Designated Agent in accordance with the provisions of the Indenture, the Security Documents and the Intercreditor Agreement will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Trustee) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of the Existing Second Priority Notes, holders of the Second Priority Notes and holders of Other Second-Lien Obligations.

In addition, the Intercreditor Agreement provides that, (1) prior to the Discharge of Senior Lender Claims, the holders of First Priority Lien Obligations and the First Lien Agents shall have the exclusive right to enforce rights, exercise remedies and make determinations regarding the release or disposition of or restrictions with respect to Collateral without any consultation with or the consent of the Trustee, the Existing Second Priority Notes Trustee, the Second Priority Designated Agent or the holders of the Second Priority Notes, the Existing Second Priority Notes or any Other Second-Lien Obligations, (2) the Intercreditor Agreement may be amended, without the consent of the Trustee, the Existing Second Priority Notes Trustee or the Second Priority Designated Agent or the holders of the Second Priority Notes, the Existing Second Priority Notes or any Other Second-Lien Obligations, to add additional secured creditors holding Other Second-Lien Obligations (or any agent or trustee therefor) so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures, the Indenture or any credit agreement, indenture or other similar agreement relating to other First Priority Lien Obligations or Other Second-Lien Obligations and (3) so long as the Discharge of Senior Lender Claims has not occurred, without the prior written consent of the First Lien Agents and the required lenders under each series of the First Priority Lien Obligations, no Security Document or security document with respect to Other Second-Lien Obligations may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any such new Security Document or security document, would be prohibited by or inconsistent with any of the terms of the Intercreditor Agreement. Any such additional party, the First Lien Agents, the Trustee and each of the Existing Second Priority Notes Trustee shall be entitled to rely on the determination of officers of the Issuer that such modifications do not violate the provisions of the Credit Agreements, the Indenture or any Existing Second Priority Notes Indentures if such determination is set forth in an Officers’ Certificate delivered to such party, the First Lien Agents, the Trustee and the Existing Second Priority Notes Trustee; provided, however, that such determination will not affect whether or not the Issuer has complied with its undertakings in the Credit Agreements, the security documents related thereto, the Existing Second Priority Notes Indentures, the Existing Second Priority Notes Security Documents, the Indenture, the Security Documents or the Intercreditor Agreement.

In addition, the Intercreditor Agreement provides that:

(1) if the Issuer or any Subsidiary Guarantor is subject to any insolvency or liquidation proceeding and any of the First Lien Agents shall desire to permit the use of cash collateral or to permit the Issuer or any Subsidiary Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law ( “DIP Financing”), then the Trustee, the Existing Second Priority Notes Trustee and the holders of Second Priority Notes and Existing Second Priority Notes agree not to object to and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by clause 3 below) and, to the extent the Liens securing the First Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Obligations under the Second Priority Notes and the Existing Second Priority Notes are so subordinated to the Liens securing the First Priority Lien Obligations under the Intercreditor Agreement; (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Priority Lien Obligations made by any First Lien Agent or any holder of such obligations; (c) any lawful exercise by any holder of First Priority Lien Obligations of the right to credit bid such obligations at any sale in foreclosure of Senior Lender Collateral; (d) any other request for judicial relief made in any court by any holder of First Priority Lien Obligations relating to the lawful enforcement of any Lien on the Senior Lender Collateral; or (e) any order relating to a sale of assets of the Issuer or any Subsidiary Guarantor for which any First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Lien Obligations, the Second Priority Notes and the Existing Second Priority Notes will attach to the proceeds of the sale on the same basis of priority as the Liens securing the First Priority Lien Obligations to the Liens securing the Second Priority Notes in accordance with the Intercreditor Agreement;

(2) until the Discharge of Senior Lender Claims, each of the Trustee, on behalf of itself and holders of the Second Priority Notes and the Existing Second Priority Notes Trustee, on behalf of itself and holders of the Existing Second Priority Notes, agrees that it will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of all First Lien Agents and the required lenders under each series of the First Priority Lien Obligations;

(3) each of the Trustee, on behalf of itself and holders of the Second Priority Notes and the Existing Second Priority Notes Trustee, on behalf of itself and holders of the Existing Second Priority Notes, agrees that it shall not contest (or support any other Person contesting) (a) any request by any First Lien Agent or the holders of First Priority Lien Obligations for adequate protection or (b) any objection by any First Lien Agent or the holders of First Priority Lien Obligations to any motion, relief, action or proceeding based on such First Lien Agent’s or the holders of First Priority Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law, then each of the Trustee, on behalf of itself and holders of the Second Priority Notes and the Existing Second Priority Notes Trustee on behalf of itself and holders of the Existing Second Priority Notes, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Priority Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Notes and the Existing Second Priority Notes are so subordinated to the Liens securing First Priority Lien Obligations under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Trustee, on behalf of itself or the holders of the Second Priority Notes or the Existing Second Priority Notes Trustee, on behalf of itself or holders of the Existing Second Priority Notes seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or the holders of the Second Priority Notes or the Existing Second Priority Notes Trustee, on behalf of itself or holders of the Existing Second Priority Notes, as applicable, agree that the First Lien Agents shall also be granted a senior Lien on such additional collateral as security for the applicable First Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Notes and/or the Existing Second Priority Notes, as applicable, shall be subordinated to the Liens on such collateral securing the First Priority Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First Priority Lien Obligations as adequate protection on the same basis as the other Liens securing the Second Priority Notes and Existing Second Priority Notes are so subordinated to such Liens securing First Priority Lien Obligations under the Intercreditor Agreement; and

(4) until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each holder of Second Priority Notes and the Existing Second Priority Notes Trustee, on behalf of itself and holders of the Existing Second Priority Notes (i) will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Lien Obligations for costs or expenses of preserving or disposing of any Collateral and (ii) will waive any claim it may now or hereafter have arising out of the election by any holder of First Priority Lien Obligations of the application of Section 1111(b)(2) of the Bankruptcy Code.

Subject to the terms of the Security Documents and the Intercreditor Agreement, the Issuer and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Second Priority Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the applicable First Lien Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

The proceeds from the sale of the Collateral remaining after the satisfaction of all First Priority Lien Obligations may not be sufficient to satisfy the obligations owed to the holders of the Second Priority Notes. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors—Risks Related to the Second Priority Notes—It may be difficult to realize the value of the collateral securing the Second Priority Notes.”

Release of Collateral

The Issuer and the Subsidiary Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Second Priority Notes under any one or more of the following circumstances:

(1) upon the Discharge of Senior Lender Claims and concurrent release of all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder); provided, however, that if the Issuer or any Subsidiary Guarantor subsequently incurs First Priority Lien Obligations that are secured by Liens on property or assets of the Issuer or any Subsidiary Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clause (6)(B) of the definition of Permitted Liens, then the Issuer and its Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the Second Priority Notes, which, in the case of any such subsequent First Priority Lien Obligations, will be second priority Liens on the Collateral securing such First Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations, with the second priority Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or by a collateral agent or other representative designated by the Issuer to hold the second priority Liens for the benefit of the holders of the Second Priority Notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;

(2) to enable us to consummate the disposition of such property or assets to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales”;

(3) in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee with respect to the Second Priority Notes, the release of the property and assets of such Subsidiary Guarantor; or

(4) as described under “—Amendments and Waivers” below.

If an Event of Default under the Indenture exists on the date of Discharge of Senior Lender Claims, the second priority Liens on the Collateral securing the Second Priority Notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (or another designated representative acting at the direction of the holders of a majority of outstanding principal amount of the Second Priority Notes and Other Second-Lien Obligations) will have the right to direct the First Lien Agent or Collateral Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Second Priority Notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

The second priority security interests in all Collateral securing the Second Priority Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Second Priority Notes and all other Obligations under the Indenture, the Subsidiary Guarantees and the Security

Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

Subsidiary Guarantees and Parent Guarantee

Each of (i) the Parent Guarantor and (ii) the Issuer’s direct and indirect Restricted Subsidiaries that are Domestic Subsidiaries on the Issue Date that guarantee Indebtedness under the Credit Agreements will jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Second Priority Notes, whether for payment of principal of, premium, if any, or interest on the Second Priority Notes, expenses, indemnification or otherwise (all such obligations being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of each Subsidiary Guarantor will be secured by second priority security interests (subject to Permitted Liens) in the Collateral owned by such Subsidiary Guarantor. The Parent Guarantee will not be secured by any lien on the Parent Guarantor’s assets. Each of the Parent Guarantor and the Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent, the Trustee or the holders in enforcing any rights under the Parent Guarantee or Subsidiary Guarantees, as applicable.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to the Second Priority Notes—Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.” The Issuer will cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that Incurs or guarantees certain Indebtedness of the Issuer or any of its Restricted Subsidiaries or issues shares of Disqualified Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Second Priority Notes on the same senior basis. See “—Certain Covenants—Future Subsidiary Guarantors.”

Each of the Parent Guarantee and each Subsidiary Guarantee will be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2) subject to the next succeeding paragraph, be binding upon the Parent Guarantor or such Subsidiary Guarantor, as applicable, and its respective successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Subsidiary Guarantee of a Subsidiary Guarantor will be automatically released upon:

(1) (a) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with the Indenture,

(b) the Issuer designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,”

(c) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Second Priority Notes pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors,” the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Second Priority Notes, and

(d) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance,” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) in the case of clause (1)(a) above, such Subsidiary Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreements and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer.

A Subsidiary Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described under “—Security for the Second Priority Notes,” or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreements and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer which results in the obligation to guarantee the Second Priority Notes.

For the avoidance of doubt, the Parent Guarantor shall not be considered a “Subsidiary Guarantor” for purposes of and as defined in the Indenture and shall not be subject to any of the obligations or agreements of a Subsidiary Guarantor thereunder.

Change of Control

Upon the occurrence of any of the following events (each, a “Change of Control”), each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Second Priority Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem Second Priority Notes as described under “—Optional Redemption”:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer.

In the event that at the time of such Change of Control the terms of any Bank Indebtedness restrict or prohibit the repurchase of Second Priority Notes pursuant to this covenant, then prior to the mailing or sending electronically of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1) repay in full all such Bank Indebtedness or, if doing so will allow the purchase of Second Priority Notes, offer to repay in full all such Bank Indebtedness and repay all Bank Indebtedness of each lender who has accepted such offer; or

(2) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Second Priority Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to the Second Priority Notes—We may not be able to repurchase the Second Priority Notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Second Priority Notes as described under “—Optional Redemption,” the Issuer shall mail or send electronically a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Second Priority Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4) the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Second Priority Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Second Priority Notes validly tendered and not withdrawn under such Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Second Priority Notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

Second Priority Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Second Priority Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Second Priority Notes purchased by a third party pursuant to the preceding paragraph will have the status of Second Priority Notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Second Priority Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the underwriters. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreements. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Second Priority Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Second Priority Notes—We may not be able to repurchase the Second Priority Notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Second Priority Notes to require the Issuer to repurchase such Second Priority Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Second Priority Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Second Priority Notes.

Certain Covenants

Set forth below are summaries of certain covenants that will be contained in the Indenture. If, on any date following the Issue Date, (i) the Second Priority Notes have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the ratings of the Second Priority Notes, the covenants specifically listed under the following captions in this “Description of Second Priority Notes” section of this prospectus will no longer be applicable to the Second Priority Notes:

(1) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2) “—Limitation on Restricted Payments”;

(3) “—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4) “—Asset Sales”;

(5) “—Transactions with Affiliates”;

(6) “—Future Subsidiary Guarantors”; and

(7) clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In addition, during any period of time that (i) the Second Priority Notes have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the covenant described under “Change of Control” (the “Suspended Covenant”). In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Second Priority Notes below an Investment Grade Rating or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Second Priority Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant from such date with respect to future events, including, without limitation, a proposed transaction described in clause (b) above, until the occurrence, if any, of another Covenant Suspension Event, or the termination of such agreement, or the withdrawal by such Rating Agency of such indication, whichever occurs earliest. The Issuer shall deliver written notice to the Trustee promptly upon the occurrence of any Reversion Date.

There can be no assurance that the Second Priority Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Indenture will provide that:

(1) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2) the Issuer will not permit any of its Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a) (x) the Incurrence by the Issuer or its Restricted Subsidiaries of Secured Indebtedness under any Credit Agreements and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount of $3,200 million plus an aggregate additional principal amount outstanding at any one time that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (y) the Incurrence by the Issuer or its Restricted Subsidiaries of Secured Indebtedness under the Revolving Credit Agreement or any other Credit Agreement that is a revolving, working capital or liquidity facility in an aggregate amount not to exceed the greater of (A) $650 million and (B) the Borrowing Base as of the date of such Incurrence;

(b) the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Second Priority Notes (not including any Additional Notes) and the Subsidiary Guarantees, as applicable;

(c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets));

(e) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Original Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer occurring after September 20, 2006 and before the Issue Date, and any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer occurring on or after the Issue Date in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuer under the Second Priority Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(i) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(j) Hedging Obligations that are not incurred for speculative purposes and either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk (including resin price risk) with respect to any commodity purchases or sales;

(k) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(1) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (1), does not exceed the greater of $250.0 million and 5.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (1) shall cease to be deemed Incurred or outstanding for purposes of this clause (1) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (1));

(m) any guarantee by the Issuer or a Subsidiary Guarantor of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Second Priority Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee with respect to the Second Priority Notes substantially to the same extent as such Indebtedness is subordinated to the Second Priority Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable;

(n) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (a), (b), (c), (d), (n), (o), (s) and (t) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced;

(2) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the Second Priority Notes;

(3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Second Priority Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Second Priority Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, fees and expenses Incurred in connection with such refinancing;

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Restricted Subsidiary that is a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (a), (d) or (t), shall be deemed to have been Incurred and to be outstanding under such clause (a), (d) or (t), as applicable, and not this clause (n) for purposes of determining amounts outstanding under such clauses (a), (d) and (t);

provided, further, that subclauses (1) and (2) of this clause (n) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations;

(o) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(2) the Fixed Charge Coverage Ratio of the Issuer would be greater than immediately prior to such acquisition or merger;

(p) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(q) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(r) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(s) Contribution Indebtedness;

(t) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed, at any one time outstanding, the greater of $100.0 million and 10.0% of the Total Assets held on the balance sheet of all Foreign Subsidiaries of the Issuer, taken together, at the time of Incurrence;

(u) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(v) Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of (i) $250 million and (ii) 5.0% of Total Assets at the time of Incurrence.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Limitation on Restricted Payments. The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4) make any Restricted Investment.

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses

(1), (4) (only to the extent of one-half of the amounts paid pursuant to such clause), (6) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from December 31, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

(3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received after the Issue Date by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received after the Issue Date by the Issuer or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) or (10) of the succeeding paragraph),

(B) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(C) a distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, in each case, after the Issue Date, the Fair Market Value (as determined in good faith by the Issuer or, if such Fair Market Value may exceed $25.0 million, in writing by an Independent Financial Advisor) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) or (10) of the succeeding paragraph or constituted a Permitted Investment).

As of the date upon which financial statements were first available in respect of the quarter ended March 28, 2015, the amount of the “Cumulative Credit” would have been equal to approximately $550 million.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and

(b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(a) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

(b) such Indebtedness is subordinated to the Second Priority Notes or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

(c) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired or (y) 91 days following the maturity date of the Second Priority Notes, and

(d) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $25.0 million in any calendar year (with unused amounts in any calendar year (including calendar years occurring from and after the calendar year during which January 1, 2013 occurred) being permitted to be carried over for the two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after September 20, 2006 (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under “—Limitation on Restricted Payments”); plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after September 20, 2006;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $100.0 million and 2.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) the payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Issuer on or after November 19, 2010 from any public offering on or after November 19, 2010 of common stock of the Issuer or any direct or indirect parent of the Issuer;

(9) Investments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount not to exceed the greater of $100.0 million and 2.0% of Total Assets at the time made;

(11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(12) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(13) the payment of dividends, other distributions or other amounts or the making of loans or advances by the Issuer, if applicable:

(a) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(c) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent; and

(d) in amounts required for any direct or indirect parent of the Issuer to pay amounts owed thereby under the Tax Receivable Agreement;

(14) cash dividends or other distributions on the Issuer’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Issuer to, fund the Original Transactions and the payment of fees and expenses incurred in connection with the Original Transactions or owed by the Issuer or any direct or indirect parent of the Issuer, as the case may be, or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(16) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17) payments of cash, or dividends, distributions or advances by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(18) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Second Priority Notes tendered by holders of the Second Priority Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(19) any payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions (other than payments to any Permitted Holder or any Affiliate thereof);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (7), (10) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries (other than BP Parallel LLC and the Escrow Issuers) are expected to be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries; except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreements, the other Credit Agreement Documents and the Existing Second Priority Notes Indentures;

(2) the Indenture, the Second Priority Notes, the Security Documents and the Intercreditor Agreement;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer (i) that is a Subsidiary Guarantor that is Incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (ii) that is Incurred by a Foreign Subsidiary of the Issuer subsequent to the Issue Date pursuant to clause (d), (1) or (t) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13) any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment; or

(14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales. The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Second Priority Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets,

(b) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 2.0% of Total Assets and $100.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(1) to repay Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), Indebtedness of a Foreign Subsidiary or Pari Passu Indebtedness (provided that if the Issuer or any Subsidiary Guarantor shall so reduce Obligations under Pari Passu Indebtedness (other than any First Priority Lien Obligation), the Issuer will equally and ratably reduce Obligations under the Second Priority Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the pro rata principal amount of Second Priority Notes) or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer,

(2) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case used or useful in a Similar Business, or

(3) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

In the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into such a commitment under the foregoing provision one time with respect to each Asset Sale.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Second Priority Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all holders of Second Priority Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of

Second Priority Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Second Priority Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Second Priority Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Second Priority Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Second Priority Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Second Priority Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Second Priority Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Second Priority Notes are listed, or if such Second Priority Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Second Priority Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Second Priority Notes at such holder’s registered address. If any Second Priority Note is to be purchased in part only, any notice of purchase that relates to such Second Priority Note shall state the portion of the principal amount thereof that has been or is to be purchased.

The Credit Agreements provide that certain asset sale events with respect to the Issuer would constitute a default under the Credit Agreements. Any future credit agreements or similar agreements to which the Issuer becomes a party may contain similar restrictions and provisions. In the event that an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Second Priority Notes, the Issuer could seek the consent of its lenders, including the lenders under the Credit Agreements, to purchase the Second Priority Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Second Priority Notes. In such case, the Issuer’s failure to purchase tendered Second Priority Notes would constitute an Event of Default under the Indenture that would, in turn, constitute a default under certain of the Issuer’s other Indebtedness.

Transactions with Affiliates. The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer and/or any of its Restricted Subsidiaries and any merger of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3) (x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $3.0 million and (B) 1.25% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, and out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year (including fiscal years from and after the fiscal year in which January 1, 2012 occurred) may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause (3)(x) in connection with the termination of such agreement;

(4) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(5) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in this prospectus or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(6) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7) payments or loans (or cancellation of loans) to employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(8) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Issuer;

(9) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of the Acquisition Documents, the Pliant Acquisition Documents or any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in this prospectus and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter or have entered into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Second Priority Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10) [Reserved];

(11) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(12) any transaction effected as part of a Qualified Receivables Financing;

(13) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(14) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(15) the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(16) any contribution to the capital of the Issuer;

(17) transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(18) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(19) pledges of Equity Interests of Unrestricted Subsidiaries;

(20) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(21) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens. The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist (i) any Lien on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness unless the Second Priority Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Second Priority Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien securing any First Priority Lien Obligation of the Issuer or any Subsidiary Guarantor without effectively providing that the Second Priority Notes or the applicable Subsidiary Guarantee, as the case may be, shall be granted a second priority security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such First Priority Lien Obligations, except as set forth under “—Security for the Second Priority Notes”; provided, however, that if granting such second priority security interest requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Trustee on behalf of the holders of the Second Priority Notes; provided, further, however, that if such third party does not consent to the granting of such second priority security interest after the use of commercially reasonable efforts, the Issuer will not be required to provide such security interest.

Clause (i) of the preceding paragraph will not require the Issuer or any Restricted Subsidiary of the Issuer to secure the Second Priority Notes if the Lien consists of a Permitted Lien. Any Lien which is granted to secure the Second Priority Notes or such Subsidiary Guarantee under clause (i) of the preceding paragraph (unless also granted pursuant to clause (ii) of the preceding paragraph) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Second Priority Notes or such Subsidiary Guarantee under such clause (i).

Reports and Other Information. The Indenture will provide that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1) within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Second Priority Notes, including by posting such reports on the primary website of the Issuer or its Subsidiaries, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In the event that:

(a) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and

(b) such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Issuer, such consolidated reporting at such parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Second Priority Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Second Priority Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibility whatsoever to determine whether or not the Issuer has made such filing.

(a) So long as the Parent Guarantee is in effect, or (b) in the event that any direct or indirect parent of the Issuer is or becomes a guarantor of the Guaranteed Obligations, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to the Parent Guarantor, or to such direct or indirect parent, as applicable; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Guarantor, or to such direct or indirect parent, and any of their respective Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

Future Subsidiary Guarantors. The Indenture will provide that the Issuer will cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that

(a) guarantees any Indebtedness of the Issuer or any of its Restricted Subsidiaries, or

(b) incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred or issued pursuant to clauses (a) or (1) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or not permitted to be Incurred by such covenant to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Second Priority Notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee shall be released in accordance with the provisions of the Indenture described under “—Subsidiary Guarantees and Parent Guarantee.”

Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the Second Priority Notes in any material respect, except as described above under “—Security for the Second Priority Notes” or as permitted under “—Amendments and Waivers.”

After-Acquired Property. The Indenture will provide that, from and after the Issue Date, upon the acquisition by any Issuer or any Subsidiary Guarantor of any First Priority After-Acquired Property, the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Trustee a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security for the Second Priority Notes”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second priority security interest in such First Priority After-Acquired Property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Trustee on behalf of the holders of the Second Priority Notes; provided further, however, that if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, the Issuer or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture will provide that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory of the United States (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Second Priority Notes is a corporation;

(2) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture, the Second Priority Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(a) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under the Indenture and the Second Priority Notes; and

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture, the Second Priority Notes and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture, the Second Priority Notes and the Security Documents. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

The Indenture further will provide that, subject to certain limitations in the Indenture governing release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions described in this prospectus) unless:

(1) either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory of the United States (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and the Collateral Agent, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2) the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with another Subsidiary Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Subsidiary Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Subsidiary Guarantors as shown on the most recent available balance sheet of the Issuer and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Transactions described in this prospectus).

Defaults

An Event of Default will be defined in the Indenture with respect to a series of Second Priority Notes as:

(1) a default in any payment of interest on any Second Priority Note of such series when the same becomes due and payable and such default continues for a period of 30 days,

(2) a default in the payment of principal or premium, if any, of any Second Priority Note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) the failure by the Issuer or any of its Restricted Subsidiaries to comply with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” above,

(4) the failure by the Issuer or any of its Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the Second Priority Notes of such series or the Indenture,

(5) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(6) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the “bankruptcy provisions”),

(7) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof (the “judgment default provision”),

(8) any Subsidiary Guarantee of a Significant Subsidiary with respect to such series of Second Priority Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or any Subsidiary Guarantee with respect to such series of Second Priority Notes and such Default continues for 10 days,

(9) unless all of the Collateral has been released from the second priority Liens in accordance with the provisions of the Security Documents with respect to such series of Second Priority Notes, the Issuer shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions, or

(10) the failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Second Priority Notes of such series and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (8) and (9) the “security default provisions”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (4) or (10) will not constitute an Event of Default until the Trustee notifies the Issuer or the holders of 25% in principal amount of the outstanding Second Priority Notes of such series notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified in clause (4) or (10) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs with respect to a series of Second Priority Notes and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Second Priority Notes of such series by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Second Priority Notes of such series to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Second Priority Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Second Priority Notes may rescind any such acceleration with respect to the Second Priority Notes and its consequences.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Second Priority Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Second Priority Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Second Priority Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing,

(2) holders of at least 25% in principal amount of the outstanding Second Priority Notes of the applicable series have requested the Trustee to pursue the remedy,

(3) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in principal amount of the outstanding Second Priority Notes of the applicable series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Second Priority Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each holder of Second Priority Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Second Priority Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the Security Documents may be amended with respect to each series of Second Priority Notes with the consent of the holders of a majority in principal amount of the Second Priority Notes of such series then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Second Priority Notes of such series then outstanding. However, without the consent of each holder of an outstanding Second Priority Note affected, no amendment may, among other things:

(1) reduce the amount of Second Priority Notes whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any Second Priority Note,

(3) reduce the principal of or change the Stated Maturity of any Second Priority Note,

(4)(a) reduce the premium payable upon the redemption of any Second Priority Note or change the time at which any Second Priority Note may be redeemed as described under “—Optional Redemption” above or (b) reduce the price payable upon redemption of any Second Priority Note,

(5) make any Second Priority Note payable in money other than that stated in such Second Priority Note,

(6) expressly subordinate the Second Priority Notes or any Subsidiary Guarantee to any other Indebtedness of the Issuer or any Subsidiary Guarantor,

(7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Second Priority Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Second Priority Notes,

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(9) modify any Subsidiary Guarantee in any manner adverse to the holders, or

(10) make any change in the provisions in the Intercreditor Agreement or the Indenture dealing with the application of gross proceeds of Collateral that would adversely affect the holders of the Second Priority Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Second Priority Notes of a series then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Second Priority Notes of such series.

Without the consent of any holder, the Issuer and Trustee may amend the Indenture, any Security Document or the Intercreditor Agreement to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Second Priority Notes, to provide for the assumption by a Successor Subsidiary Guarantor of the obligations of a Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee, to provide for uncertificated Second Priority Notes in addition to or in place of certificated Second Priority Notes (provided that the uncertificated Second Priority Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Second Priority Notes are described in Section 163(f)(2)(B) of the Code), to add a guarantee with respect to the Second Priority Notes, to secure the Second Priority Notes, to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreement, to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding First Priority Lien Obligations and Other Second-Lien Obligations so long as such First Priority Lien Obligations and Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures or the Indenture, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Second Priority Notes, to provide for the issuance of additional Second Priority Notes which shall have terms substantially identical in all material respects to the Second Priority Notes and which shall be treated, together with any outstanding Second Priority Notes as a single series of securities, or to conform the text of the Indenture or the Second Priority Notes to any provision of the “Description of Second Priority Notes” section of this prospectus to the extent that such a provision in the “Description of Second Priority Notes” section of this prospectus was intended to be a verbatim recitation of a provision of the Indenture or the Second Priority Notes. In addition, the Intercreditor Agreement will provide that subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to First Priority Lien Obligations will apply automatically to the comparable Security Documents and the comparable security documents with respect to the Existing Second Priority Notes.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective holders a notice briefly describing such amendment. However, the failure to give such notice to all holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, will have any liability for any obligations of the Issuer under the Second Priority Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Second Priority Notes by accepting a Second Priority Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second Priority Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Second Priority Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Second Priority Note selected for redemption or to transfer or exchange any Second Priority Note for a period of 15 days prior to the mailing of a notice of redemption of Second Priority Notes. The Second Priority Notes will be issued in registered form and the registered holder of a Second Priority Note will be treated as the owner of such Second Priority Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Second Priority Notes, as expressly provided for in the Indenture) as to all outstanding Second Priority Notes when:

(1) either (a) all the Second Priority Notes theretofore authenticated and delivered (except lost, stolen or destroyed Second Priority Notes which have been replaced or paid and Second Priority Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Second Priority Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Second Priority Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Second Priority Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that in respect of any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2) the Issuer and/or the Subsidiary Guarantors have paid all other sums payable under the Indenture; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all of its obligations under the Second Priority Notes and the Indenture with respect to the holders of the Second Priority Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Second Priority Notes, to replace mutilated, destroyed, lost or stolen Second Priority Notes and to maintain a registrar and Paying Agent in respect of the Second Priority Notes. The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Second Priority Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the security default provisions described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Second Priority Notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Second Priority Notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents so long as no Second Priority Notes are then outstanding.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Second Priority Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Second Priority Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8), (9) or (10) under “—Defaults” or because of the failure of the Issuer to comply with clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Second Priority Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (i) the passage of 123 days after the deposit, during which 123-day period no default occurs under clause (6) under “—Defaults” with respect to the Issuer, which default is continuing at the end of such period, and (ii) delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Second Priority Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law); provided that in respect of any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the Second Priority Notes.

Governing Law

The Indenture will provide that it and the Second Priority Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

Book-Entry, Delivery and Form

Second Priority Notes will be issued in registered, global form or in registered, certificated form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Second Priority Notes will be issued at the closing of this offering only against payment in immediately available funds.

Initially, all Second Priority Notes will be represented by one or more notes in global, registered form (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Second Priority Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. The rules applicable to DTC and its participants are on file with the SEC. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, beneficial owners of interests in the Global Notes will not have Second Priority Notes registered in their names, will not receive physical delivery of Second Priority Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Second Priority Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the Second Priority Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Second Priority Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Second Priority Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Second Priority Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Second Priority Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Second Priority Notes, DTC reserves the right to exchange the Global Notes for Second Priority Notes in certificated form, and to distribute such Second Priority Notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days;

(2) the Issuer, at its option (and subject to the procedures of DTC) elects to cause the issuance of Certificated Notes; or

(3) there has occurred and is continuing a Default with respect to the Second Priority Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Second Priority Notes.

Same Day Settlement and Payment

The Issuer will make payments in respect of the Second Priority Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The Second Priority Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Second Priority Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

“2008 First Priority Notes” means the First Priority Senior Secured Floating Rate Notes due 2015 issued by the Issuer on April 21, 2008.

“2008 First Priority Notes Transactions” means the Captive Acquisition, the transactions related thereto (including entry into the Bridge Loan Credit Agreement) and the offering of the 2008 First Priority Notes on April 21, 2008.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of the Issuer, pursuant to the Merger Agreement.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the Acquisition Documents as in effect on the Issue Date).

“Additional Notes” has the meaning given to such term under the heading “General.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”

(including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Second Priority Note on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Second Priority Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Second Priority Note, at July 15, 2018 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Second Priority Note through July 15, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Second Priority Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $10.0 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g) foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(1) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing; and

(m) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property.

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and any other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of any Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Berry Senior Subordinated Notes” means the 11% Senior Subordinated Notes due 2016 of the Issuer issued on September 20, 2006.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum without duplication of (x) 80% of the book value of accounts receivable of the Issuer and its Restricted Subsidiaries on a consolidated basis and (y) 50% of the book value of the inventory of the Issuer and its Restricted Subsidiaries on a consolidated basis, in each case as of the most recently ended fiscal month of the Issuer for which internal consolidated financial statements of the Issuer are available (such date, the “Borrowing Base Reference Date”). For purposes of such computation, the Issuer shall give pro forma effect to any Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business that the Issuer or any of its Restricted Subsidiaries has made after the Borrowing Base Reference Date. For purposes of this definition, any pro forma calculations shall be made in good faith by an Officer of the Issuer.

“Bridge Loan Credit Agreement” means the Senior Secured Bridge Loan Credit Agreement dated as of February 5, 2008, by and among the Issuer, the agents and lenders party thereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Captive Acquisition” means the acquisition by the Issuer of substantially all of the outstanding shares of Capital Stock of Captive Holdings, Inc. pursuant to the Captive Merger Agreement.

“Captive Holdings” means Captive Holdings, LLC, a Delaware limited liability company.

“Captive Merger Agreement” means the stock purchase agreement, dated as of December 21, 2007, by and among the Issuer, Captive Holdings, Inc., and Captive Holdings, as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the Captive Merger Agreement as in effect on the Issue Date).

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5 commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successors thereto in such capacity.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4) interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any severance expenses, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs and any expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments made under (i) the Acquisition Documents or otherwise related to the Original Transactions, or (ii) the Pliant Acquisition Documents or otherwise related to the Pliant Transactions, in each case, shall be excluded;

(2) any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with the Original Transactions or any acquisition that is consummated after September 20, 2006 shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 and the amortization of intangibles arising pursuant to SFAS No. 141 shall be excluded;

(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(12) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after September 20, 2006 related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Original Transactions or the Pliant Transactions (or, solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the 2008 First Priority Notes Transactions and the Pliant Transactions, but not the Original Transactions) or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on September 20, 2006 of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13) accruals and reserves that are established within 12 months after September 20, 2006 and that are so required to be established in accordance with GAAP shall be excluded;

(14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by SFAS No. 133 shall be excluded;

(16) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of SFAS No. 52 shall be excluded; and

(17) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, (i) there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (5) and (6) of the definition of Cumulative Credit contained therein and (ii) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” each instance of “September 20, 2006” appearing in clauses (2), (12) and (13) of this definition of Consolidated Net Income shall be replaced with “December 31, 2010.”

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Subsidiary Guarantor after September 20, 2006; provided that:

(1) such cash contributions have not been used to make a Restricted Payment,

(2) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuer or such Subsidiary Guarantor, as the case may be, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Second Priority Notes, and

(3) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Agreement Documents” means the collective reference to the Credit Agreements, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Credit Agreements” means (i)(A) the Term Loan Credit Agreement and (B) the Revolving Credit Agreement and (ii) whether or not the credit agreements referred to in clause (i) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Revolving Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Second Priority Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Second Priority Notes (including the purchase of any Second Priority Notes tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3 is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Second Priority Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary or a Qualified CFC Holding Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) business optimization expenses and other restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, retention, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Issuer shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be; plus

(5) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between the Sponsors and the Issuer and its Subsidiaries as described with particularity in this prospectus and as in effect on the Issue Date;

less, without duplication,

(6) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after September 20, 2006 of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-8; and

(2) any such public or private sale that constitutes an Excluded Contribution.

“Escrow Issuers” means (i) Berry Plastics Escrow LLC, a wholly owned Unrestricted Subsidiary of the Issuer and (ii) Berry Plastics Escrow Corporation, a wholly owned Unrestricted Subsidiary of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after September 20, 2006 from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing Second Priority Notes” means the 9.75% Second Priority Senior Secured Notes due 2021 issued by the Issuer on November 19, 2010, and the 5.50% Second Priority Senior Secured Notes due 2022 issued by the Issuer on May 12, 2014, and, for the avoidance of doubt, any exchange notes issued in exchange therefor pursuant to a registered exchange offer.

“Existing Second Priority Notes Collateral Agent” means U.S. Bank National Association, as collateral agent for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.

“Existing Second Priority Notes Indentures” means the indentures respectively dated as of November 19, 2010 and May 12, 2014, each among the Issuer, the trustee named therein from time to time, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indenture.

“Existing Second Priority Notes Obligations” means any Obligations in respect of the Existing Second Priority Notes, the Existing Second Priority Notes Indentures or the Existing Second Priority Notes Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Existing Second Priority Notes Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the collateral for the Existing Second Priority Notes as contemplated by the Existing Second Priority Notes Indentures.

“Existing Second Priority Notes Trustee” means U.S. Bank National Association, as trustee for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Agent” means each of the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent and the Revolving Facility Collateral Agent, and if any other First Priority Lien Obligations are outstanding, the Persons elected, designated or appointed as administrative agent, trustee or similar representative or as collateral agent by or on behalf of the holders of each series of such outstanding Obligations.

“First Priority After-Acquired Property” means any property (other than the initial collateral) of the Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made after September 20, 2006 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (including the Original Transactions), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event and (2) all pro forma adjustments of the nature used in similar calculations in the Existing Second Priority Notes Indentures (as in effect on the Issue Date).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on September 20, 2006. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Second Priority Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

(4) to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money;

(2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; or (5) obligations under the Acquisition Documents or the Pliant Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008, as supplemented on April 21, 2008, December 3, 2009, April 30, 2010, November 19, 2010 and May 12, 2014, by and among the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Subsidiaries of the Issuer party thereto and Berry Plastics Group, Inc., as will be supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, Berry Plastics Group, Inc., the Issuer and the Subsidiary Guarantors, as may be amended, restated or otherwise supplemented.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means June 5, 2015.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Merger Agreement” means the agreement and plan of merger, dated as of June 28, 2006, by and among BPC Holding Corporation, Merger Sub and Berry Plastics Group, Inc., as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the Merger Agreement as in effect on the Issue Date).

“Merger Sub” means BPC Acquisition Corp., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means the mortgages (which may be in the form of mortgage amendments to mortgages securing other Indebtedness), trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Real Property subject to mortgages, each in form and substance reasonably satisfactory to the Collateral Agent and the Issuer, as amended, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Obligations” means any Obligations in respect of the Second Priority Notes, the Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Second Priority Notes shall not include fees or indemnifications in favor of the Trustee, the Collateral Agent and other third parties other than the holders of the Second Priority Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Original Transactions” means the Acquisition and the transactions related thereto, the offering by the Issuer of certain second priority notes on September 20, 2006, the issuance and sale of the Berry Senior Subordinated Notes on September 20, 2006 and borrowings made on September 20, 2006 pursuant to the credit agreement of the Issuer in effect on such date.

“Other Second-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Second Priority Notes and is designated by the Issuer as an Other Second-Lien Obligation.

“Parent Guarantor” means Berry Plastics Group, Inc., a Delaware corporation.

“Parent Guarantee” means the guarantee by Parent Guarantor of the obligations of the Issuer under the Indenture and the Second Priority Notes in accordance with the provisions of the Indenture.

“Parent Pari Passu Indebtedness” means any Indebtedness of the Parent Guarantor which ranks pari passu in right of payment to the Parent Guarantee.

“Parent Subordinated Indebtedness” means any Indebtedness of the Parent Guarantor which is by its terms subordinated in right of payment to the Parent Guarantee.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Second Priority Notes and any Indebtedness which ranks pari passu in right of payment to the Second Priority Notes; and

(2) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“Paying Agent” means an office or agency maintained by the Issuer pursuant to the terms of the Indenture, where notes may be presented for payment.

“Permitted Holders” means, at any time, the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date;

(6) advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $15.0 million at any one time outstanding;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $300.0 million and (y) 6.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (11)(b) of such paragraph);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Subsidiary Guarantors”;

(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an Equity Interest;

(18) additional Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date not to exceed at any one time in the aggregate outstanding, $15.0 million; and

(19) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (B) Liens securing an aggregate principal amount of First Priority Lien Obligations not to exceed the sum of (I) the greater of (x) the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (a)(x) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.00 to 1.00 and (11) the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (a)(y) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (d), (1) or (t) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary);

(7) Liens existing on the Issue Date (including after giving effect to the Transactions);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from financing statement filings under the Uniform Commercial Code or equivalent statute of another jurisdiction regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Subsidiary Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens”; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B), for purposes of clause (1) under “—Security for the Second Priority Notes—Release of Collateral” and for purposes of the definition of Secured Bank Indebtedness;

(21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services in the ordinary course of business;

(25) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(26) Liens securing the Note Obligations; and

(27) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pliant Acquisition Documents” means the Plan of Reorganization proposed by Apollo Management VI, L.P. on behalf of Apollo Investment Fund VI, L.P., that was filed with the Bankruptcy Court for the District of Delaware in the bankruptcy cases of Pliant Corporation and certain of its Subsidiaries on August 14, 2009 and November 12, 2009, together with all exhibits, schedules and annexes thereto, and the Findings of Fact, Conclusions of Law, and Order Pursuant to 11 U.S.C. § 1129 and Fed. R. Bankr. P. 3020 Confirming the Joint Plan of Reorganization proposed by Apollo Management VI, L.P. on behalf of Apollo Investment Fund, VI, L.P., entered on October 6, 2009 and December 1, 2009 by the Bankruptcy Court for the District of Delaware in the bankruptcy cases of Pliant Corporation and certain of its Subsidiaries and any other document entered into in connection with either of the foregoing, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the Pliant Acquisition Documents as in effect on the Issue Date).

“Pliant Transactions” means the acquisition by the Issuer of the equity interests of Pliant Corporation as described in the Pliant Acquisition Documents, the transactions related thereto, the offering of second priority and first priority notes by the Escrow Issuers on November 12, 2009, the entry into the related escrow agreements, the assumption by the Issuer of the obligations in respect of such notes and the related indentures, and the transactions related thereto, including the acquisition by the Issuer of the equity interests of Pliant Corporation and the transactions related thereto.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of the Issuer that is a limited liability company, the primary asset of which consists of Equity Interests in either (i) a Foreign Subsidiary or (ii) a limited liability company the primary asset of which consists of Equity Interests in a Foreign Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Existing Second Priority Notes and the Second Priority Notes or any Refinancing Indebtedness with respect to the Second Priority Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Second Priority Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Subsidiary Guarantor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reference Period” has the meaning given to such term in the definition of “Cumulative Credit.”

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Second Priority Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Revolving Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated April 3, 2007, by and among the Issuer, Berry Plastics Group, Inc., certain Subsidiaries of the Issuer, Bank of America, N.A., as administrative agent, and the other lenders party thereto, as amended by the amendments thereto, dated as of December 14, 2007, January 11, 2008, June 28, 2011 and May 14, 2015, and as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Revolving Facility Administrative Agent” means Bank of America, N.A., as administrative agent for the lenders under the Revolving Credit Agreement, together with its successors and permitted assigns under the Revolving Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Revolving Facility Collateral Agent” means Bank of America, N.A., as collateral agent for the lenders under the Revolving Credit Agreement and under the security documents in connection therewith, together with its successors and permitted assigns under the Revolving Credit Agreement or the security documents in connection therewith exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Priority Designated Agent” shall mean such agent or trustee as is designated “Second Priority Designated Agent” under the Intercreditor Agreement by Second Priority Secured Parties holding a majority in principal amount of the Second Priority Obligations then outstanding.

“Second Priority Obligations” means the Note Obligations, the Existing Second Priority Notes Obligations and any Obligations in respect of Other Second-Lien Obligations.

“Second Priority Secured Parties” shall mean the Note Secured Parties and all other Persons holding any Second Priority Obligations, including the collateral agent for any Other Second-Lien Obligations.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) an amount equal to (a) the amount of Secured Indebtedness (other than Secured Indebtedness incurred pursuant to clause (a)(y) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) that constitutes First Priority Lien Obligations minus (b) the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries as of such date to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made after September 20, 2006 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (including the Original Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event and (2) all pro forma adjustments of the nature used in similar calculations in the Existing Second Priority Notes Indentures (as in effect on the Issue Date).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, Mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in favor of the Collateral Agent in the Collateral as contemplated by the Indenture.

“Senior Lender Collateral” means all of the assets of the Issuer or any Subsidiary Guarantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Priority Lien Obligations.

“Senior Lender Intercreditor Agreement” means the Second Amended and Restated Senior Lender Priority and Intercreditor Agreement, dated as of February 5, 2008, as supplemented on April 21, 2008 and December 3, 2009, by and among the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Issuer, certain Subsidiaries of the Issuer and Berry Plastics Group, Inc., as amended, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P., Graham Partners, Inc. and any of their respective Affiliates (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Second Priority Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means any guarantee, other than the Parent Guarantee, of the obligations of the Issuer under the Indenture and the Second Priority Notes by any Restricted Subsidiary in accordance with the provisions of the Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the Indenture, such Person ceases to be a Subsidiary Guarantor. For the avoidance of doubt, Parent shall not constitute a Subsidiary Guarantor.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“Tax Receivable Agreement” means that certain Income Tax Receivable Agreement, dated as of November 29, 2012, among Berry Plastics Group, Inc., a Delaware corporation, and Apollo Management Fund VI, L.P., a limited partnership, as amended, restated, replaced or otherwise modified from time to time.

“Term Facility Administrative Agent” means Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders under the Term Loan Credit Agreement, together with its successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Term Loan Collateral Agent” means Credit Suisse, Cayman Islands Branch, as collateral agent for the lenders under the Term Loan Credit Agreement, together with its respective successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Term Loan Credit Agreement” means that certain Second Amended and Restated Term Loan Credit Agreement, dated April 3, 2007, by and among the Issuer, Berry Plastics Group, Inc., Credit Suisse, Cayman Islands Branch, as administrative agent, and the other lenders party thereto, as amended by the Incremental Assumption Agreement, dated as of February 8, 2013, and the Incremental Assumption Agreement, dated as of January 6, 2014, and as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture, except as otherwise provided therein.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Transactions” means the offering of the Second Priority Notes on the Issue Date and the transactions related thereto, including the refinancing of the 9 3/4% Second Priority Senior Secured Notes due 2021 issued by the Issuer on November 19, 2010, whether by way of a tender offer, satisfaction and discharge, redemption or otherwise.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2018; provided, however, that if the period from such redemption date to July 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) BP Parallel LLC and each of the Escrow Issuers, in each case, for so long as such Person is a Subsidiary of the Issuer and is not designated as a Restricted Subsidiary by the Board of Directors of the Issuer in the manner provided below;

(2) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

The discussion generally applies only to beneficial owners that purchase Notes in the initial offering at their original issue price (i.e., the first price at which a substantial amount of the Notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and hold the Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of Notes that are pass-through entities or the investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, investors liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and persons holding Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction. The discussion does not address any non-income tax considerations or any foreign, state or local tax consequences. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a U.S. person under applicable Treasury regulations. A Non-U.S. Holder is a beneficial owner of Notes, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the Notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of Notes that are partnerships or partners in such partnerships should consult their own tax advisors.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Possible Treatment as Contingent Payment Debt Instruments

The terms of the Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. According to the applicable Treasury regulations, the possibility that certain payments in excess of stated interest or principal, or prior to their scheduled payment dates, will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the Notes were issued that such payments will be made. We intend to take the position that any payment of such excess or accelerated amounts should not be taxable to a holder or otherwise affect the tax treatment of the Notes prior to a change in circumstances relating to these contingencies. This position (and this summary) are based on the assumption that, as of the date of the issuance of the Notes, the likelihood that we will pay such excess or accelerated amounts is remote. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position, a holder might be required to include income on its Notes in excess of stated interest calculated without regard to such contingencies and might be required to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency occurs, it would affect the amount, timing and character of the income or loss recognized by a holder.

U.S. Holders

The following discussion applies to you only if you are a U.S. Holder as defined above.

Payments of Interest

Payments of stated interest on a Note will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If the stated redemption price at maturity of the Notes exceeds the issue price of the Notes by more than a statutorily defined de minimis amount, the Notes would be issued with original issue discount (“OID”) for U.S. federal income tax purposes. The “stated redemption price at maturity” of the Notes is equal to the sum of all payments on the Notes other than payments of stated interest. If the Notes are issued with OID, U.S. Holders would be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. Holders’ method of accounting for tax purposes. As a result, U.S. Holders would be required to include OID in taxable income prior to the receipt of cash attributable to that income. It is expected, and the remainder of this discussion assumes, that the Notes will not be issued with OID.

Sale, Exchange or Redemption of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be treated as ordinary interest income), and such holder’s tax basis in the Note. A U.S. Holder’s tax basis in the Note will generally be equal to the amount such holder paid for the Note. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the Note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Medicare Tax

A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest, including interest paid with respect to a Note, and net gain attributable to the disposition of property not held in a trade or business, including net gain from the sale, exchange, redemption or other taxable disposition of a Note held for investment, reduced by any deductions properly allocable to such income or net gain. If you are a U.S. Holder who is an individual, or an estate or trust you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in a Note.

Backup Withholding and Information Reporting

In general, a U.S. Holder will be subject to U.S. federal backup withholding on payments on the Notes and the proceeds of a sale or other disposition of the Notes if such holder fails to provide its correct taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

In addition, information reporting generally will apply to certain payments of interest on the Notes and to the proceeds of the sale or other disposition (including a retirement or a redemption) of a Note paid to a U.S. Holder unless such holder is an exempt recipient.

Non-U.S. Holders

The following discussion applies to you only if you are a Non-U.S. Holder as defined above.

Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company,” a company that accumulates earnings for the purpose of avoiding tax or, in certain circumstances, a United States individual who is an expatriate. In such case, you should consult your tax advisor to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

Payments of Interest

Subject to the discussion below regarding effectively connected income and backup withholding, payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•	Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In addition, for this exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide the applicable withholding agent with a properly completed and executed Form W-8BEN or IRS Form W-8BEN-E, or other appropriate documentation, as provided for in Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent. Such holder’s agent will then be required to provide such documentation to the applicable withholding agent.

If a Non-U.S. Holder does not satisfy the above requirements, payments of interest on the Notes that is not effectively connected income (as discussed below) to such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%. Such Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided that a properly completed and executed Form W-8BEN or IRS Form W-8BEN-E, or other appropriate documentation, claiming the exemption from or reduction in withholding is furnished to the applicable withholding agent and any other applicable procedures are complied with.

If interest on a Note is effectively connected with a U.S. trade or business by a Non-U.S. Holder and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder within the United States, then such interest shall be treated as described below under “—Effectively Connected Income.”

Sale, Exchange or Redemption of the Notes

Generally, any gain realized on the sale, exchange, redemption or other taxable disposition of a Note (other than amounts properly attributable to accrued and unpaid interest, to the extent not previously included in income, which generally will be treated as described under “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income”) will be exempt from U.S. federal income and withholding tax, unless:

•

the gain is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States; or

•

if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

See the discussion below under “—Non-U.S. Holders—Effectively Connected Income” if the gain derived from the disposition is described in the first bullet point above. If the Non-U.S. Holder is an individual described in the second bullet point above, the Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the disposition at a 30% rate (or such lower rate as may be prescribed under an applicable income tax treaty), which gain may be offset by U.S.-source capital losses.

Effectively Connected Income

If interest or gain recognized on a Note is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, then such interest or gain will be exempt from the U.S. federal withholding tax discussed above if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed Form W-8ECI. Such interest or gain, however, will generally be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and applicable Treasury regulations issued thereunder (“FATCA”), a 30% withholding tax may be required on payments of interest on debt obligations issued by a U.S. issuer; and, beginning January 1, 2017, gross proceeds received on the disposition of such instruments. In general, FATCA withholding would apply to such payments made to holders of those obligations (including intermediaries) that are foreign financial institutions that have not entered into agreements with the IRS to collect and provide information to the IRS regarding their U.S. account holders and are not otherwise exempt from such requirement, and to certain other foreign holders that do not provide certain information to the applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. account holders. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the information reporting required under FATCA. Such intergovernmental agreements will reduce, but not eliminate, the risk of FATCA withholding for investors in, or holding Notes through financial institutions in such countries. If FATCA withholding were to apply to the Notes, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of such withholding.

Backup Withholding and Information Reporting

Payments of interest, and proceeds of a sale or other disposition of the Notes to a Non-U.S. Holder may be subject to annual information reporting and U.S. federal backup withholding unless such Non-U.S. Holder provides the certification described above under either “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income” or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability (if any), provided that the required information is furnished to the IRS in a timely manner. In addition, the applicable withholding agent generally will be required to file information returns with the IRS reporting interest payments on the Notes. Copies of the information returns may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Certain ERISA Considerations

Each person considering the use of the assets of (i) a pension, profit-sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account, Keogh plan or other retirement plan, account or arrangement that is subject to Section 4975 of the Code, or (iii) an entity, such as a collective investment fund, partnership, separate account or insurance company general accounts, whose underlying assets include the assets of such plans or accounts ((i), (ii) and (iii) collectively, “Plans”), to purchase or hold the Notes should consider whether an investment in the Notes would be consistent with the documents and instruments governing the Plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the purchase or holding of the Notes would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each person considering the use of the assets of any other plan subject to federal, state, local or non-U.S. laws that are similar to Title I of ERISA or Section 4975 of the Code (“Similar Laws”) should consider whether the purchase or holding of the Notes would violate any Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving plan assets (as defined in Section 3(42) of ERISA and applicable regulations prescribed by the U.S. Department of Labor) (“Plan Assets”) with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

The purchase or holding of the Notes by or on behalf of a Plan with respect to which the Company, the underwriters, the trustee or any of their respective affiliates are or become a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the Notes are purchased or held pursuant to, and in accordance with, an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38

(for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the entity that is the party in interest (i.e., the issuer of the Notes, the underwriters or the trustee, as applicable) nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these or any other statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include Plan Assets by reason of any Plan’s investment in the entity or any person investing Plan Assets of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or (ii) there is some other basis on which the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Each purchaser or holder of the Notes or any interest therein, and each person making the decision to purchase or hold the Notes on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the Notes to the date on which the purchaser disposes of its interest in the Notes, such purchaser and holder, by its purchase or holding of the Notes or any interest therein, (i) is not a Plan and its purchase and holding of the Notes is not made on behalf of or with Plan Assets of any Plan, or (ii) if it is a Plan or its purchase and holding of the Notes is made on behalf of or with Plan Assets of a Plan, then (A) its purchase and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) none of the Company, the underwriters, the trustee, nor any of their affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the Notes nor have they provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the Notes. Each purchaser and holder of the Notes or any interest therein which is a governmental, church or foreign plan not subject to the requirements of ERISA or Section 4975 of the Code, and each person making the decision to purchase or hold the Notes on behalf of any governmental plan, church plan or foreign plan not subject to the requirements of ERISA or Section 4975 of the Code, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), by its purchase or holding of the Notes or any interest therein, that such purchase and holding does not violate any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with Plan Assets of any Plan (or on behalf of or with the assets of any plan subject to Similar Law) consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or other applicable exemption or basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code and/or any applicable Similar Laws. The sale of any Notes to any Plan (or plan subject to Similar Laws) is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws), or that such an investment is appropriate for Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws).

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc. is acting as representative of the several underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters, the underwriters named below have agreed to purchase from us, severally and not jointly, the principal amounts of Notes offered by this prospectus supplement at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$210,000,000.00
Barclays Capital Inc.	$84,000,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$84,000,000.00
Deutsche Bank Securities Inc.	$84,000,000.00
Goldman, Sachs & Co.	$84,000,000.00
Wells Fargo Securities, LLC	$84,000,000.00
BMO Capital Markets Corp.	$17,500,000.00
Credit Suisse Securities (USA) LLC	$17,500,000.00
J.P. Morgan Securities LLC	$17,500,000.00
U.S. Bancorp Investments, Inc.	$17,500,000.00

$700,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriting agreement provides that the underwriters will purchase all of the Notes if any of them are purchased. In the underwriting agreement, BPC and the guarantors have agreed that for a period of 60 days following the date of this prospectus supplement, they will not offer, sell or contract to sell, pledge or otherwise dispose of, any capital markets debt securities issued by BPC or any of the guarantors without the prior consent of Citigroup Global Markets Inc. The underwriters may offer and sell notes through their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After commencement of the offering, the offering price and other selling terms may be changed by the underwriters.

The Notes are not listed on any securities exchange or included in any quotation system. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

We have agreed to indemnify the several underwriters and certain controlling persons against certain liabilities, including liabilities under the Securities Act.

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Notes at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of Notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the Notes. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Commissions and Discounts

The representative of the underwriters has advised us that the underwriters propose to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of 0.525% of the principal amount of the notes. The underwriters may allow, and these dealers may reallow, concessions not in excess of 0.315% of the principal amount of the notes on sales of the notes to certain other dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Issuer
Per Note	0.875%

We estimate that our total expenses for this offering (not including the underwriting discount) will be approximately $1 million and will be payable by us.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (by Directive 20101/73/EU), and includes any relevant implementing measure in each Relevant Member State.

The underwriters have represented, warranted and agreed that:

•	they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) received by them in connection with the issue or sale of the Notes included in this offering in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantor; and

•

they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the Notes included in this offering in, from or otherwise involving the United Kingdom.

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Conflicts of Interest

We have been advised by Goldman, Sachs & Co. that affiliates of Goldman, Sachs & Co. hold a portion of our 2021 Notes and will receive in excess of 5% of the net proceeds of this offering in connection with the Tender Offer and any repurchase of redemption of such 2021 Notes (as described below and under “Summary—Tender Offer”). See “Use of Proceeds.” Accordingly, the underwriting agreement provides for this offering to be made in compliance with the applicable provisions of FINRA Rule 5121 that require a “qualified independent underwriter,” or “QIU,” to participate in the preparation of this prospectus and exercise the usual standards of due diligence with respect thereto. Citigroup Global Markets Inc. has agreed to serve in that capacity and perform due diligence investigations and review and participate in the preparation of this prospectus supplement and prospectus. We have agreed, subject to certain terms and conditions, to indemnify Citigroup Global Markets Inc. against certain liability incurred in connection with it acting as QIU in this offering, including liabilities under the Securities Act.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Citigroup Global Markets Inc. is acting as dealer manager in connection with the Tender Offer. In addition, certain underwriters or their affiliates may hold some of the outstanding 2021 Notes, and if any of such 2021 Notes are tendered or repurchased by us, such underwriters or their affiliates will receive a portion of the proceeds of the offering of the Notes. However other than as described above under “—Conflicts of Interests,” no underwriter holds an amount of the 2021 Notes such that 5% or more of the net proceeds of the offering of the Notes will be received by a FINRA member participating in this offering or affiliates or associated persons of such FINRA member. Additionally, affiliates of certain of the underwriters are lenders or agents under the senior secured credit facilities.

Settlement

We expect that delivery of the Notes will be made to investors on or about June 5, 2015, which will be the tenth business day following the date of this prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Bryan Cave LLP, Atlanta, Georgia, will pass upon for us the validity of the Notes. The underwriter has been represented by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Berry Plastics Group, Inc. appearing in Berry Plastics Group, Inc.’s Annual Report (Form 10-K/A) for the year ended September 27, 2014 and the effectiveness of Berry Plastics Group Inc.’s internal control over financial reporting as of September 27, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BERRY PLASTICS GROUP, INC.

COMMON STOCK

PREFERRED STOCK

GUARANTEES OF DEBT SECURITIES

BERRY PLASTICS CORPORATION

DEBT SECURITIES

Berry Plastics Group, Inc. (“Berry”) may offer and sell from time to time common stock, preferred stock (including preferred stock that may be convertible into or exercisable or exchangeable for shares of common stock or preferred stock), and may guarantee Berry Plastics Corporation’s debt securities. In addition, Berry Plastics Corporation (“BPC”), a wholly owned subsidiary of Berry, may offer and sell from time to time debt securities. The debt securities issued by BPC may be guaranteed by Berry and/or one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering. We may offer and sell these securities from time to time separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.

In addition, selling stockholders, who will be named in a prospectus supplement and who may be our affiliates, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of shares of our common stock to be offered by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our common stock and we will bear the remaining expenses.

This prospectus provides a general description of the securities that we or the selling stockholders may offer. Each time we and/or one or more selling stockholders offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and, if one or more selling stockholders is offering and selling securities, the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you make your investment decision. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Berry Plastics Group, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “BERY.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties contained in the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Berry and BPC filed with the Securities and Exchange Commission (the “SEC”). Under the automatic shelf registration process, we and/or the selling stockholders to be named in one or more prospectus supplements may offer and sell, from time to time, common stock of Berry, and we may offer and sell, from time to time, preferred stock or debt securities of Berry and BPC may sell debt securities, in each case in one or more offerings. The debt securities may be guaranteed by Berry and/or by one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering.

Each time we or one or more selling stockholders sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the terms of the offering. In addition, if one or more selling stockholders sell securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholders. The prospectus supplement may include a discussion of risk factors or other special considerations that apply to the securities being offered and sold. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only as so modified or superseded.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should read both this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and any free writing prospectus that we may distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part, which you can find on the SEC website and at the SEC offices described under the heading “Where You Can Find More Information.” We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement of which this prospectus forms a part, you should refer to that agreement or document for its complete contents, as statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries.

You should not assume that the information in this prospectus or any accompanying prospectus supplement or document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document, and neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus, nor any distribution of

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securities pursuant to such documents, shall create any implication that there has been no change in the information set forth or incorporated in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of the applicable document.

Neither we nor the selling stockholders are making an offer to sell or soliciting an offer to purchase any securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise indicated or unless the context otherwise requires, the terms the “company,” “we,” “our” and “us” refer to Berry Plastics Group, Inc. and its subsidiaries, including BPC, on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any accompanying prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that Berry makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Number 001-35672) prior to the termination of the offering of securities under this prospectus (excluding information deemed to be furnished and not filed with the SEC), which shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing thereof:

•	Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013;

•	The information responsive to Part III of Form 10-K for the fiscal year ended September 28, 2013 provided in Berry’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2014 and December 28, 2013 filed with the SEC on May 2, 2014 and January 31, 2014, respectively;

•	Current Reports on Form 8-K filed on October 7, 2013, October 8, 2013, November 18, 2013, November 22, 2013 (excluding Item 2.02 and related Exhibit 99.1), January 7, 2014, January 29, 2014, February 25, 2014, March 12, 2014, April 15, 2014 and April 29, 2014; and

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•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 28, 2012.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following:

Berry Plastics Group, Inc.

101 Oakley Street

Evansville, IN 47710

Attention: General Counsel

(812) 424-2904

INDUSTRY AND MARKET DATA

This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may contain, “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on, and speak only as of, the date of the applicable document in which they are contained.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under the heading “Risk Factors” and elsewhere in this prospectus and any prospectus supplement, as well as documents incorporated by reference into this prospectus or any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis;

•	performance of our business and future operating results;

•	risks related to our acquisition strategy and integration of acquired businesses;

•	reliance on unpatented know-how and trade secrets;

•	increases in the cost of compliance with laws and regulations, including environmental, safety, production and product laws and regulations;

•	risks related to disruptions in the overall economy and the financial markets that may adversely impact our business;

•	catastrophic loss of one of our key manufacturing facilities, natural disasters and other unplanned business interruptions;

•	risks of competition, including foreign competition, in our existing and future markets;

•	general business and economic conditions, particularly an economic downturn;

•	the ability of our insurance to cover fully our potential exposures; and

•	the other factors discussed in the section of this prospectus and the documents incorporated by reference herein under the headings “Risk Factors.”

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We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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THE COMPANY

We are a leading provider of value-added plastic consumer packaging and engineered materials with a track record of delivering high-quality customized solutions to our customers. Our products utilize our proprietary research and development platform, which includes a continually evolving library of Berry-owned molds, patents, manufacturing techniques and technologies. We sell our solutions predominantly into consumer-oriented end-markets, such as food and beverage, healthcare, and personal care. We believe our customers look to us for solutions that have high consumer impact in terms of form, function, and branding. Representative examples of our products include drink cups, thin-wall containers, bottles, specialty closures, prescription vials, specialty films, adhesives, and corrosion protection materials.

We believe that we have created one of the largest product libraries in our industry, allowing us to be a comprehensive solution provider to our customers. We have more than 13,000 customers, which consist of a diverse mix of leading national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with, and we believe partial to, our brand. In fiscal 2013, no single customer represented more than 3% of net sales and our top ten customers represented 18% of net sales. We believe our manufacturing processes and our ability to leverage our scale to reduce expenses on items, such as raw materials, position us as a low-cost manufacturer relative to our competitors. For example, we believe based on management estimates that we are one of the largest global purchasers of plastic resins, at more than 2 billion pounds per year, which gives us scaled purchasing savings.

We organize our business into four operating divisions: Rigid Open Top, Rigid Closed Top (which together make up our Rigid Packaging business), Engineered Materials, and Flexible Packaging. Additional financial information about our business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements,” each of which is incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013 and our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014, filed with the SEC on May 2, 2014.

Berry was incorporated in Delaware on November 18, 2005. BPC, a wholly owned subsidiary of Berry, was incorporated in Delaware on December 11, 1990. The principal executive offices of Berry and BPC are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. We also maintain an Internet site at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

The Guarantors

The guarantors of the debt securities of BPC may include Berry and the following direct and indirect subsidiaries of Berry and BPC:

• AeroCon, LLC	• BPRex Closure Systems, LLC
• Berry Plastics IK, LLC	• BPRex Closures Kentucky Inc.
• Berry Plastics Acquisition Corporation V	• BPRex Closures, LLC
• Berry Plastics Acquisition Corporation IX	• BPRex Delta Inc.
• Berry Plastics Acquisition LLC X	• Caplas LLC
• Berry Plastics Acquisition Corporation XI	• Caplas Neptune, LLC
• Berry Plastics Acquisition Corporation XII	• Captive Plastics Holdings, LLC
• Berry Plastics Acquisition Corporation XIII	• Captive Plastics, LLC
• Berry Plastics Acquisition Corporation XV, LLC	• Cardinal Packaging, Inc.
• Berry Plastics Design, LLC	• Covalence Specialty Adhesives LLC

• Berry Plastics Filmco, Inc.	• Covalence Specialty Coatings LLC
• Berry Plastics Opco, Inc.	• CPI Holding Corporation
• Berry Plastics SP, Inc.	• Grafco Industries Limited Partnership
• Berry Plastics Technical Services, Inc.	• Kerr Group, LLC
• Berry Sterling Corporation	• Knight Plastics, LLC
• Packerware, LLC	• Setco, LLC
• Pescor, Inc.	• Sun Coast Industries, LLC
• Pliant Corporation International	• Uniplast Holdings, LLC
• Pliant, LLC	• Uniplast U.S., Inc.
• Poly-Seal, LLC	• Venture Packaging Midwest, Inc.
• Prime Label & Screen Incorporated	• Venture Packaging, Inc.
• Rollpak Corporation	• Seal for Life Industries, LLC
• Saffron Acquisition, LLC

If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee, on a joint and several basis, BPC’s obligations under the debt securities, subject to certain limitations. The specific terms of any guarantee will be described in the applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in the documents that are incorporated in this prospectus or any applicable prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risks and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for general corporate purposes. We will not receive any proceeds from the sale of the securities by selling stockholders, and we will bear all expenses, other than any underwriting commissions and discounts, attributable to the sale of securities by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth Berry’s ratio of earnings to fixed charges. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, and the Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2014 and December 28, 2013 filed with the SEC on May 2, 2014 and January 31, 2014, respectively, which are incorporated by reference in this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Two Quarterly Periods Ended			Fiscal Year Ended
	March 29, 2014	March 30, 2013		September 28, 2013	September 29, 2012		October 1, 2011		October 2, 2010		September 26, 2009
Ratio	1.2x	0.9x	(a)	1.3x	1.0x	(a)	—	(a)	—	(a)	1.8x

(a)	Earnings, as adjusted, were inadequate to cover fixed charges by $164 million, $349 million and $1 million, respectively, for the fiscal years ended October 2, 2010, October 1, 2011 and September 29, 2012, and by $13 million for the two quarterly periods ended March 30, 2013.

Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends are the same.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time of shares of our common stock by selling stockholders. Where applicable, information about selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders may include certain of our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and of specific provisions of Delaware law.

General

Our capital stock consists of a total of 450 million authorized shares, of which 400 million shares, par value $0.01 per share, are designated as common stock and 50 million shares, par value $0.01 per share, are designated as preferred stock. As of May 1, 2014, there were 117,126,396 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable, and the shares of our common stock offered in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Composition of Board of Directors; Election and Removal of Directors

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, the number of directors comprising our Board of Directors is determined from time to time by our Board of Directors, and only a majority of the Board of Directors may fix the number of directors. The Board of Directors has taken, and will continue to take, all action necessary to comply with the applicable stock exchange rules, including appointing a majority of independent directors to the Board of Directors, and compensation and nominating and governance committees composed entirely of independent directors.

We currently have nine directors. Our bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors is elected at the annual meeting of stockholders, with such elections decided by plurality vote, each year, except as provided in the amended and restated stockholders agreement we entered into with Apollo Investment Fund VI, L.P., Apollo Investment Fund V, L.P. and their parallel investment funds (collectively, the “Apollo Funds”) in connection with our initial public offering. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Each director holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, except as provided in the amended and restated stockholders agreement, as described below. Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors that the company would have if there were no vacancies constitutes a quorum for all purposes.

The amended and restated stockholders agreement we entered into with the Apollo Funds and certain stockholders in connection with our initial public offering provides that, except as otherwise required by applicable law, if the Apollo Funds hold (a) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to four director nominees, and (b) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate up to three director nominees. The agreement provides that if the size of the Board of Directors is increased or decreased at any time, the Apollo Funds’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. The amended and restated stockholders agreement provides that, except as otherwise required by applicable law, the company must take all action within its power to cause all persons nominated by the Apollo Funds pursuant to the provisions described above to be included in the slate of nominees recommended by the Board of Directors to our stockholders for election as directors at each annual meeting of our stockholders and must use all reasonable efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees. In addition, except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds and we are required to take all action within our power to cause such vacancy to be filled by the replacement designated by the Apollo Funds (including by promptly appointing such designee to the Board of Directors). If the Apollo Funds no longer own at least 10% of our outstanding common stock, they will have no right to designate director nominees under the amended and restated stockholders agreement. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the Board of Directors or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Section 203 of the DGCL

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner prescribed therein. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “—Preferred Stock.”

Classified Board; Number of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and the number of directors on our Board of Directors may be fixed only by the majority of our Board of Directors, as described above in “—Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that stockholders are able to remove directors only by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors and only for cause. Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors then in office, although less than a quorum, except as provided in the amended and restated stockholders agreement, which provides that except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. Cumulative voting rights would be available to the holders of our common stock if our amended and restated certificate of incorporation did not negate cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our amended and restated certificate of incorporation does not permit stockholder action without a meeting by consent if less than 50.1% of our outstanding common stock is owned by the Apollo Funds and their affiliates. Our amended and restated bylaws also provide that special meetings of the stockholders may be called only by the Board or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Advance Notice Requirements for Stockholders Proposals and Director Nominations

Our amended and restated bylaws provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely has to be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Delaware Takeover Statute

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the DGCL, which would have imposed additional requirements regarding certain mergers and other business combinations.

All the foregoing proposed provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. In addition, under the amended and restated stockholders agreement, until such time as the Apollo Funds no longer beneficially own at least 25% of the total number of shares of our common stock outstanding at any time, the approval of a majority of the members of our Board of Directors, which must include the approval of a majority of the directors nominated by the Apollo Funds voting on the matter, is required for certain business combinations and to approve certain other matters. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that no officer or director of us who is also an officer, director, employee, managing director or other affiliate of the Apollo Funds will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to the Apollo Funds instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to the Apollo Funds.

Amendment of Our Certificate of Incorporation

Under Delaware law, our amended and restated certificate of incorporation provides that it may be amended only with the affirmative vote of a majority of the outstanding stock entitled to vote in the election of directors; provided that the Apollo Funds’ prior written consent is required for any amendment, modification or repeal of the provisions discussed above regarding the ability of Apollo Funds-related directors, as applicable, to direct or communicate corporate opportunities to the Apollo Funds, as applicable.

Amendment of Our Bylaws

Our amended and restated bylaws provide that except as provided in the amended and restated stockholders agreement, they may be amended by the vote of a majority of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote or by the vote of a majority of the Board.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board of Directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions assist in attracting and retaining qualified individuals to serve as directors.

Listing

Shares of common stock are listed on the NYSE under the symbol “BERY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that BPC may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that BPC may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

BPC may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities and may be secured or unsecured. If BPC issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities, will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements BPC may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between BPC and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon BPC may be served;

•	any optional redemption provisions, which would allow or BPC to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate or BPC to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at the election of BPC or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances BPC will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that BPC may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, BPC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

DESCRIPTION OF GUARANTEES

Berry and certain subsidiaries of BPC may fully and unconditionally guarantee BPC’s obligations under any series of its debt securities.

The specific terms of any guarantee will be described in the applicable prospectus supplement.

The obligations of each guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of such guarantor under such guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which a guarantor may be released and discharged from its guarantee will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may enter into hedging transactions with respect to our securities. For example, we or such selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or any selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling stockholders pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

Our common stock is listed on the New York Stock Exchange under the symbol “BERY.” Common stock sold under this prospectus will be listed on the New York Stock Exchange, upon official notice of issuance. Unless otherwise specified in the applicable prospectus supplement, we will not list our debt securities on any securities exchange, and such debt securities will be a new issue of securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon for us the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Berry Plastics Group, Inc., appearing in Berry Plastics Group, Inc.’s Annual Report (Form 10-K) for the fiscal year ended September 28, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$700,000,000

Berry Plastics Corporation

a wholly owned subsidiary of

Berry Plastics Group, Inc.

5.125% Second Priority Senior Secured Notes due 2023

Joint Book-Running Managers

Citigroup	Barclays	BofA Merrill Lynch

Deutsche Bank Securities	Goldman, Sachs & Co.	Wells Fargo Securities

Co-Managers

BMO Capital Markets	Credit Suisse	J.P. Morgan	US Bancorp

May 21, 2015